UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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FINITY HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FINITY HOLDINGS, INC.

432 Park Avenue South, 13th Floor
New York, New York 10016

June 15, 2006

To the Stockholders of Finity Holdings, Inc.:

A special meeting of the stockholders (the “Meeting”) of Finity Holdings, Inc. (the “Company”) will be held on June 27, 2006 at 10:00 a.m., local time, at the offices of Flagship Patient Advocates, Inc. (formerly Flagship Healthcare Management, Inc.) (“Flagship”), 432 Park Avenue South, 13th Floor, New York, New York 10016.

Details of the business to be conducted at the Meeting are provided in the enclosed Notice of Meeting of Stockholders and Proxy Statement, which you are urged to read carefully.

On behalf of the Board of Directors, I cordially invite all stockholders to attend the Meeting. It is important that your shares be voted on the matters scheduled to come before the Meeting. Whether or not you plan to attend the Meeting, I urge you to promptly complete, sign, date and return the enclosed proxy card in the prepaid envelope provided. If you attend the Meeting, you may revoke such proxy and vote in person if you wish. Even if you do not attend the Meeting, you may revoke such proxy at any time prior to the Meeting by executing another proxy bearing a later date or providing written notice of such revocation to Philip Barak, Secretary of the Company.

Sincerely,

/s/ Fred F. Nazem

Chief Executive Officer and Chairman

FINITY HOLDINGS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held on June 27, 2006

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Meeting”) of Finity Holdings, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m., local time, at the offices of Flagship Patient Advocates, Inc. (formerly Flagship Healthcare Management, Inc.) (“Flagship”), 432 Park Avenue South, 13th Floor, New York, New York 10016 for the following purposes:

1.    To amend and restate the Certificate of Incorporation to effectuate a reverse stock split of the shares of the Company on a one (1) for one-hundred twenty-five (125) basis (the “Reverse Stock Split”);

2.    To authorize an increase in the authorized shares of the Company to a total of 130,000,000 shares of capital stock (the “Share Authorization”);

3.    To amend and restate the Certificate of Incorporation to change the name of the Company to Flagship Patient Advocates Group, Inc., or such other similar name as may be available (the “Name Change”); and

4.    To consider and vote upon such other matter(s) as may properly come before the Meeting or any adjournment(s) thereof.

The Board of Directors recommends that you vote in favor of the proposals.

Shareholders of record as of the Record Date (as defined below) are entitled to notice of, and to vote at, this Meeting or any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE, SO THAT A QUORUM WILL BE PRESENT AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. IT IS IMPORTANT AND IN YOUR INTEREST FOR YOU TO SIGN YOUR PROXY AND RETURN IT. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

By Order Of The Board Of Directors

/s/ Fred F. Nazem

Chief Executive Officer and Chairman
June 15, 2006

FINITY HOLDINGS, INC.
432 Park Avenue South, 13th Floor
New York, New York 10016

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of Finity Holdings, Inc., a Delaware corporation (the “Company” or “Finity”) for a Special Meeting of the Stockholders (the “Meeting”) to be held at 10:00 a.m., local time, on June 27, 2006 and at any adjournment or adjournments thereof, at the offices of Flagship Patient Advocates, Inc. (formerly Flagship Healthcare Management, Inc.) (“Flagship”), 432 Park Avenue South, 13th Floor, New York, New York 10016.

The approximate date on which the Proxy Statement and form of proxy are intended to be sent or given to the shareholders is June 16, 2006.

We will bear the expense of solicitation of proxies for the Meeting, including the printing and mailing of this Proxy Statement. We may request persons, and reimburse them for their expenses with respect thereto, who hold stock in their name or custody or in the names of nominees for others to forward copies of such materials to those persons for whom they hold Common Stock (as defined below) and to request authority for the execution of the proxies. In addition, some of our officers, directors and employees, without additional compensation, may solicit proxies on behalf of the Board of Directors personally or by mail, telephone or facsimile.

SUMMARY TERM SHEETS

The following summary highlights important information about the acquisition of Flagship and PEMMS, Ltd. (“PEMMS”), discussed in greater detail elsewhere in this proxy statement. Other than the acquisitions of Flagship and PEMMS, Finity does not have any plans, proposals or arrangements to issue any of their available authorized shares for any purpose, including future acquisitions and/or financings. The following may not contain all of the information you should consider before voting on the proposals. To more fully understand the acquisitions, you should read carefully this entire proxy statement.

The Parties to the Flagship Acquisition

FINITY HOLDINGS, INC.
432 Park Avenue South, 13th Floor
New York, NY 10016

Finity was incorporated in the State of Delaware in February 5, 1993, and is a shell company. Our common stock is traded on the Over the Counter Bulletin Board under the symbol “FNTY.”

FLAGSHIP PATIENT ADVOCATES, INC.
432 Park Avenue South, 13th Floor
New York, NY 10016

Flagship was incorporated in the State of Delaware on February 11, 2004, as a new corporation. Founded by a group of physicians and entrepreneurs, Flagship is a membership-based, private medical group dedicated to obtaining the highest level of healthcare services for its members, whether they are at home or traveling. Acting as a member’s healthcare advocate, Flagship is focused on providing priority access to renowned and clinically acclaimed physicians, which are typically difficult to access. Rather than simply providing names, Flagship offers referrals, priority appointments, personalized advocacy services to its members, all linked by a sophisticated and proprietary information management system. For Flagship, healthcare advocacy means bringing about the delivery of exceptional “medicine at the speed of need” to each of our members.

Effects of the Share Exchange

On January 30, 2006, the Company entered into a Share Exchange Agreement (the "Exchange Agreement") with all of the stockholders (the "Stockholders") of Flagship. The closing shall occur immediately following the filing of a Restated and Amended Certificate of Incorporation, which shall effectuate a one (1) for one hundred twenty five (125) reverse stock split, an increase in authorized shares, and effectuate a name change of the Company (the “Closing”). The Company will acquire all of the issued and outstanding capital stock of Flagship from the Stockholders in exchange for an aggregate of 55,587,755 newly-issued shares of the Company’s Common Stock (the “Exchange”). The 55,587,755 shares of common stock to be issued in connection with the Exchange shall be issued after giving effect to the Reverse Stock Split. The Exchange is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986.

Upon completion of the Exchange with Flagship, Finity will cease to be a shell company. From and after the closing, the operations of Flagship shall be the only operations of Finity.

Conditions to the Share Exchange

Under the terms of the merger agreement, before we can complete the merger, a number of conditions must be satisfied or, if permissible, waived. These conditions include the following:

The closing shall occur immediately following the filing of a Restated and Amended Certificate of Incorporation, which shall effectuate a one (1) for one hundred twenty-five (125) reverse stock split, an increase in authorized shares, and effectuate a name change of the Company.

Finity is relying on Rule 506 of Regulation D as well as Section 4(2) under the Securities Act of 1933 (the “Act”), as amended, concerning the registration exemption with respect to the shares to be issued in connection with the Flagship transaction.

The Parties to the PEMMS Acquisition

PEMMS, Ltd.
Index House
Ascot, Berkshire
SL5 7EU, UK

PEMMS was incorporated in the United Kingdom in May of 2004. PEMMS is an early-stage technology company focusing on the personal health market. PEMMS has developed a personal electronic Medical Management Systems software, a proprietary secure web-based repository wherein an individual can store his/her own medical records to be later retrieved at a moments notice.

FLAGSHIP PATIENT ADVOCATES, INC.
432 Park Avenue South, 13th Floor
New York, NY 10016

Flagship was incorporated in the State of Delaware on February 11, 2004, as a new corporation. Founded by a group of physicians and entrepreneurs, Flagship is a membership-based, private medical group dedicated to obtaining the highest level of healthcare services for its members, whether they are at home or traveling. Acting as a member’s healthcare advocate, Flagship is focused on providing priority access to renowned and clinically acclaimed physicians, which are typically difficult to access. Rather than simply providing names, Flagship offers referrals, priority appointments, personalized advocacy services to its members, all linked by a sophisticated and proprietary information management system. For Flagship, healthcare advocacy means bringing about the delivery of exceptional “medicine at the speed of need” to each of our members.

Effects of the Acquisition

In February 2006, Flagship entered into a letter of intent to acquire the assets of PEMMS, an early-stage technology company focusing on the personal health market. The transaction will provide Flagship with several strategic benefits, primarily the acquisition of the PEMMS “MedVault” software, a secure web-based repository wherein an individual can store his/her own medical records to be later retrieved at a moments notice.

Pursuant to the Letter of Intent, Flagship will acquire PEMMS for 300,000 shares of Finity’s common stock. The existing employees of PEMMS will become employees of Flagship and Flagship will acquire the existing contracts and assets of PEMMS.

Finity is relying on Rule 903 of Regulation S as well as Section 4(2) under the Act, concerning the registration exemption for the 300,000 shares of common stock to be issued to PEMMS. PEMMS is a company located in the United Kingdom, and the issuance of the shares to PEMMS satisfies an offer or sale of securities outside the United States within the meaning of Rule 901.

VOTING SECURITIES, VOTING AND PROXIES

Record Date

Only shareholders of record of our common stock, $.001 par value (the “Common Stock”), as of the close of business on May 3, 2006 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof.

Voting Stock

As of the Record Date, there were 55,761,512 shares of Common Stock outstanding. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on the matter to be voted at the Meeting. No other class of voting securities was then outstanding.

Quorum

The presence at the Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to the proposals, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner, does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Voting

The matters scheduled to come before the Meeting require the approval of a majority of the votes of the shares outstanding. For purposes of the proposals, abstentions and broker “non-votes” will have the same effect on the outcome as votes cast “AGAINST” the proposals.

If you are the beneficial owner, but not the registered holder of our shares, you cannot directly vote those shares at the Meeting. You must provide voting instructions to your nominee holder, such as your brokerage firm or bank.

If you wish to vote in person at the Meeting but you are not the record holder, you must obtain from your record holder a “legal proxy” issued in your name and bring it to the Meeting.

At the Meeting, ballots will be distributed with respect to the proposals to each shareholder (or the shareholder’s proxy if not the management proxy holders) who is present and did not deliver a proxy to the management proxy holders or another person. The ballots shall then be tallied, one vote for each share owned of record, the votes being in three categories: “FOR,” “AGAINST” or “ABSTAIN”.

Proxies

The form of proxy solicited by the Board of Directors affords you the ability to specify a choice among approval of, disapproval of, or abstention with respect to, the matter to be acted upon at the Meeting. Shares represented by the proxy will be voted and, where the solicited shareholder indicates a choice with respect to the matter to be acted upon, the shares will be voted as specified. If no choice is given, a properly executed proxy will be voted in favor of the proposals.

Revocability of Proxies

Even if you execute a proxy, you retain the right to revoke it and change your vote by notifying us at any time before your proxy is voted. Such revocation may be effected by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Secretary at the address of our principal office set forth above in the Notice to this Proxy Statement or your attendance and voting at the Meeting. Unless so revoked, the shares represented by the proxies, if received in time, will be voted in accordance with the directions given therein.

You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to sign the proxy and return it promptly in the enclosed envelope.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the officers or directors has any interest in the matters to be acted upon.

PROPOSAL 1

The Reverse Stock Split

On January 30, 2006, the Company’s Board of Directors authorized an Amended and Restated Certificate of Incorporation to effectuate a reverse stock split of the existing shares of the Company on a one (1) for one hundred twenty five (125) basis.

Purpose for the Reverse Stock Split

The purpose for effectuating the Reverse Stock Split is to allow the Company to complete the Flagship (formerly Flagship Healthcare Management, Inc.) transaction, pursuant to the requirements of the Exchange Agreement, a transaction more fully described below. If the Reverse Stock Split were not to occur, one hundred twenty five (125) times as many shares (6,948,469,375 shares) would have to be issued to complete the Flagship transaction.

Furthermore, by effectuating the Reverse Stock Split of the existing shares of the Company on a one (1) for one hundred twenty-five (125) basis, the Company also hopes to increase its price per share. There can be no guarantee that the Reverse Stock Split will result in a higher price per share.

Following the Reverse Stock Split, the Company will only be authorized to issue 800,000 shares of its capital stock. As a result, the Company will also need to increase the authorized shares of the Company’s capital stock to consummate the Flagship transaction, as described below.

Board Recommendation

The Board of Directors unanimously recommends that shareholders vote FOR the Reverse Stock Split.

PROPOSAL 2

The Share Authorization

The Company’s Certificate of Incorporation currently provides that the Company is authorized to issue 100,000,000 shares of its Common Stock with a par value of $.001 per share.

On January 30, 2006, the Company’s Board of Directors authorized an Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock of the Company to 130,000,000, with a par value of $.001 per share.

Purpose for the Share Authorization

The total number of shares which the Company shall have authority to issue, subsequent to the one for one hundred twenty five (125) reverse split is one hundred thirty million (130,000,000) shares of capital stock, to be allocated as follows: one hundred twenty five million (125,000,000) shares of Common Stock, having a par value of $.001 per share and five million (5,000,000) shares of preferred stock having a par value of $.001 per share (the “Preferred Stock”).

The principal purpose for changing the authorized shares of the Company’s capital stock is to increase the Company’s flexibility to consummate the Flagship acquisition, as well as future acquisitions the Company may seek using its shares. Currently, the Company is authorized to issue 100,000,000 shares of Common Stock, of which 55,761,512 have already been issued, leaving 44,238,488 authorized but unissued shares. The current number of unissued shares leaves little flexibility for acquisitions involving shares of our Common Stock, including the proposed acquisition of Flagship. Following the Reverse Stock Split, the Company would only be authorized to issue 800,000 shares of the Company’s capital stock and would not be able to complete the Flagship acquisition. With the proposed Flagship acquisition, a transaction in which requires the issuance of 55,587,755 post reverse stock split shares of Common Stock, the Company currently has an insufficient number of authorized shares to complete this transaction. The Company hopes to raise additional equity subsequent to the acquisition of Flagship, and an undetermined number of additional shares will also be issued for this equity. By effecting the Reverse Stock Split and Share Authorization, the Company will be able to complete the proposed acquisition and have sufficient shares available should any other opportunity arise, although none is now contemplated.

It should be noted that the Share Authorization could serve as a tool against any takeover effects. The issuance of additional shares could have the effect of delaying, deferring or preventing a change in control or a change in management without further action by the stockholders. Likewise, our Board of Directors currently has the authority to issue five million (5,000,000) shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The authorized five million (5,000,000) shares of Preferred Stock will carry the same rights and privileges as the current shares of Preferred Stock. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. Also, management could use either the authorized shares of capital stock to resist or frustrate a third party transaction providing an above market premium that might be favored by a majority of independent stockholders. To date, no Preferred Stock is outstanding.

The Share Authorization will allow the Company to complete the Flagship acquisition, and thus, the Share Authorization will have an immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights.

The Share Authorization and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The proposal to effectuate the Share Authorization is not in response to any accumulation of stock or threatened takeover. The Company has no plans to subsequently implement additional measures having anti-takeover effects.

If the Amended and Restated Certificate of Incorporation is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock or securities convertible into Common Stock, except as may be required by applicable law, including, but not limited to, a statutory merger or a sale of substantially all of the assets.

The Board of Directors believes that having additional shares available for future acquisitions will increase the flexibility and timing for future acquisitions. There are at present, however, no additional acquisitions pending or contemplated.

The following chart shows the current number of outstanding shares of the Company as well as the impact of the Reverse Stock Split, and the number of our Shares to be issued in connection with the Flagship and PEMMS acquisitions.

FINITY’S OUTSTANDING SHARES OF COMMON STOCK

Number of Outstanding Pre-Acquisition Shares	Cancellation Finity Shares	Number of Shares post Reverse Stock Split	Number of Shares after the Share Authorization	Number of Shares to be issued to Flagship	Total Number of Shares owned post Share Exchange	Shares to be issued to PEMMS	Total Number Outstanding Shares of Finity
55,761,512	34,000,000(2)	174,092	130,000,000	55,587,755	57,061,844(1)	300,000	57,361,844

(1)	Includes 1,299,997 shares of common stock to be issued to the broker in connection with the Flagship acquisition.
(2)	Described further under the “Terms of the Transaction.”

Board Recommendation

The Board of Directors unanimously recommends that shareholders vote FOR the Share Authorization.

PROPOSAL 3

The Name Change

On January 30, 2006, the Company’s Board of Directors authorized an amendment to its Certificate of Incorporation to effectuate a name change of the Company from Finity Holdings, Inc. to Flagship Patient Advocates Group, Inc., or such other similar name as may be available. The Amended and Restated Certificate of Incorporation is attached hereto as Appendix A.

Purpose for the Name Change

The Board of Directors authorized the Restated and Amended Certificate of Incorporation to change the name of the Company to “Flagship Patient Advocates Group, Inc.” or such other similar name as may be available. The purpose for the Name Change is to meet the requirements of the proposed acquisition by the Company of Flagship. For a more detailed description of this transaction, see the discussion on Flagship below.

Board Recommendation

The Board of Directors unanimously recommends that shareholders vote FOR the Name Change.

The affirmative vote of a majority of the outstanding shares of Common Stock is required to restate and amend the Company’s Certificate of Incorporation to effectuate the Reverse Stock Split, the Share Authorization and the Name Change Proposal. If approved by the stockholders, the proposed Amended and Restated Certificate of Incorporation will be effective upon filing with the Secretary of State of Delaware.

TERMS OF THE TRANSACTION

On January 30, 2006, the Company entered into a Share Exchange Agreement (the "Exchange Agreement") with all of the stockholders (the "Stockholders") of Flagship. The closing shall occur immediately following the filing of a Restated and Amended Certificate of Incorporation, which shall effectuate a one (1) for one hundred twenty-five (125) reverse stock split, an increase in authorized shares, and effectuate a name change of the Company. The Company will acquire all of the issued and outstanding capital stock of Flagship from the Stockholders in exchange for an aggregate of 55,587,755 newly-issued shares of the Company’s Common Stock (the “Exchange”). The Exchange is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986.

On January 30, 2006, Flagship purchased 34,000,000 shares of common stock from Common Solutions, LLC, the majority shareholder of Finity, for $240,000. As a result, Flagship controls 60.9% of voting stock of Finity. Flagship’s acquisition of 34,000,000 shares of common stock of Finity enabled Flagship to acquire majority voting control of Finity. As a result, the affirmative or negative vote of Flagship with respect to the matters to be voted upon at the Meeting will fulfill the majority vote needed for such proposal. Prior to the closing of the Exchange, Flagship will cancel the 34,000,000 million shares of common stock it owns of Finity.

Currently, the minority shareholders of the Company own an aggregate of 21,761,512 shares of our Common Stock, which constitutes 39.1% of the outstanding capital stock of the Company. After giving effect to the Reverse Stock Split and the Exchange, such minority shareholders will own an aggregate of 174,092 shares of our Common Stock, an amount constituting less than 1% of the outstanding capital stock of the Company.

DESCRIPTION OF FINITY’S BUSINESS

We were organized on February 5, 1993 and are currently known as Finity Holdings, Inc. (“Finity” or the “Company”). We formerly operated through two wholly owned subsidiaries, Finity Corporation, a Texas corporation, and Fi-Scrip, Incorporated, a Nevada corporation ("Fi-Scrip"). We sold all of our stock in Finity Corp. and Fi-Scrip effective June 5, 2001. The sale of these two subsidiaries leaves us without any operations and or assets since that date, except as explained elsewhere in this proxy statement.

DESCRIPTION OF FLAGSHIP’S BUSINESS

General

Flagship was incorporated in the State of Delaware on February 11, 2004, as a new corporation. Founded by a group of physicians and entrepreneurs, Flagship is a membership-based, private medical group dedicated to obtaining the highest level of healthcare services for its members, whether they are at home or traveling. Acting as a member’s healthcare advocate, Flagship is focused on providing priority access to renowned and clinically acclaimed physicians, which are typically difficult to access. Rather than simply providing names, Flagship offers referrals, priority appointments, personalized advocacy services to its members, all linked by a sophisticated and proprietary information management system. For Flagship, healthcare advocacy means bringing about the delivery of exceptional “medicine at the speed of need” to each of our members.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Set forth below are the names of Flagship’s directors and officers, their ages, all positions and offices that they hold with Flagship, the period during which they have served as such, and their business experience during at least the last five years. These officers and directors hold identical positions with Finity.

Upon the execution of the Share Exchange, and in anticipation of the consummation of the Exchange, the shareholders of Finity elected the board of directors and officers of Flagship, all of whom occupy the same positions in Finity, as of February 21, 2006. Finity filed a 14F-1 Information Statement with the SEC, signifying the majority change of Finity’s board of directors. Such Information Statement was mailed to security holders on February 10, 2006.

Name	Age	Position Held	Experience
Fred F. Nazem	65	Chairman and CEO
Mr. Nazem has been the Chairman of the Board of Directors of Finity and its Chief Executive Officer since January 2006, and has served in the same capacity for Flagship since February 2004. A venture capitalist since the early 1970’s, he launched Nazem & Lieber in 1981 and Nazem & Company in 1983. Since then he has been the Managing Partner of Nazem & Company. Mr. Nazem has been an entrepreneur, venture capitalist and corporate turnaround specialist for more than 30 years. He has started, financed and guided several dozen companies, including Oxford Health Plan, Cirrus Logic (CRUS), Universal Health Services (UHS), Genesis Health Ventures, Medical Care International, Sportsline.com and Apollo Computers (now part of Hewlett-Packard’s computer division), most of which have become multibillion-dollar enterprises. As Chairman of Oxford Health Plans, he led the reorganization and successful turnaround of the company when it experienced operational and financial difficulties in 1997. Mr. Nazem has a BS in Biochemistry, an MS in Physical Chemistry, and an MBA in Finance and has done doctoral work in Nuclear Physics. Mr. Nazem serves on the Science and Technology Advisory Board of Columbia Presbyterian Medical Center and through the Nazem Family Foundation he has supported many civic, educational and healthcare related causes.

Name	Age	Position Held	Experience
Richard Howard	56	Director
Mr. Howard has been a Director of Finity since February 2006 and has served in the same capacity for Flagship since November 2004. From July 2004 to August 2005, he was the President of Flagship. From 2003 to 2004, he was the Managing Director of BLH Strategies, a consulting firm that provides management services to companies and nonprofit organizations. From 1985 to 2003, he worked for Genesis Health Ventures, Inc. At various times during his seventeen years with Genesis he served as Vice Chairman, President and Chief Operating Officer. He also served as a member of the Board of Directors for all seventeen years. He received a BS in Economics and Corporate Finance from the Wharton School at the University of Pennsylvania.

Benjamin Safirstein, MD	66	Director and EVP - Chief Medical Officer
Dr. Safirstein has been a Director and EVP and Chief Medical Officer of Finity since February 2006 and has served in the same capacity for Flagship since February 2004. He did his medical training at The Mount Sinai Hospital of New York, where he was Chief Medical Resident, and his pulmonary training at the Brompton Hospital, London England, as a fellow of the National Tuberculosis Foundation. Dr. Safirstein is board certified in Internal Medicine and pulmonary medicine. Dr Safirstein was a co-founder and Chief Medical Officer of Oxford Health Plans and was a director from 1985 to 2004. He serves as chairman of the Scientific Committee of the Arthur Ashe Foundation, is Founder of the New Jersey Asthma Foundation and is the author of over 50 peer reviewed publications on Respiratory Medicine. Dr. Safirstein received his medical degree from The Chicago Medical School in 1965.

Name	Age	Position Held	Experience
Richard P. Torykian, Sr.	66	Director
Mr. Torykian has been a Director of Finity since February 2006 and has served in the same capacity for Flagship since March 2004. He currently is a Director at Lazard Freres & Company. He is a member of the Board of Sponsors, Mercy Hospital, Rockville Centre, NY and was the founding chairman of the Chaminade High School Development Fund and advisor to the Catholic Big Brothers of New York City. He is a trustee of the Intrepid Sea-Air-Space Museum headquartered aboard the USS Intrepid. Mr. Torykian received his BA in Chemistry from St. Michaels College in 1961, MS in Chemical Engineering from St. Joseph’s University in 1963 and MBA in Finance from Adelphia University in 1970.

Michael Holland	61	Director
Michael Holland has been a Director of Finity since February 2006 and has served in the same capacity for Flagship since November 2004. He is the Chairman of Holland & Company, a private investment firm he founded in 1995 in New York City and the President and Founder of the Holland Balanced Fund. He began his career at J.P. Morgan in 1968 where he spent twelve years managing both equity and fixed income assets for major institutional clients as well as wealthy individuals. He served as Chief Executive Officer of First Boston Asset Management in the early 1980’s and later served as Chairman of Salomon Brothers Asset Management. Mr. Holland has been Chairman of a number of mutual funds, a General Partner of the Blackstone Group and a CEO of Blackstone Alternative Asset Management, and is the former Vice Chairman of Oppenheimer & Co., Inc. He is on the Board of Directors of The China Fund, a NYSE-listed company, the Vanguard Charitable Endowment and the State Street Master Trust Fund. Mr. Holland graduated from Harvard University with a concentration in English in 1966. In 1968 he received his M.B.A. in finance from Columbia University.

Name	Age	Position Held	Experience
Brian Stafford	57	Director
Mr. Stafford has been a Director of Finity since February 2006 and has served in the same capacity for Flagship since November 2004. He was Director of the United States Secret Service from March 1999 until he retired in January 2003. Mr. Stafford began his tenure with the Secret Service in 1971 as a field office special agent rising in the ranks during his career to supervisory position in both protective and investigative assignments, including Special Agent in Charge of the Presidential Protection Division. Mr. Stafford serves on the Board of Trustees of Mount Union College in Alliance, Ohio where he received a BA degree in 1969 and an honorary Doctorate in Human Letters.

Michael Huckabee	50	Director
Governor Huckabee has been a Director of Finity since February 2006 and has served in the same capacity for Flagship since September 2005. A significant part of his adult life was spent as a pastor and denominational leader. Michael Huckabee was first elected lieutenant governor of Arkansas in 1993 and has served as governor since July 1996. Governor Huckabee is recognized as a national leader in the areas of education reform and health care reform. He became chairman of the National Governors Association in July 2005 and will serve as the leader of the nation’s governors until July 2006. Governor Huckabee is also the chairman of the Education Commission of the States until July 2006. In addition, he is the immediate past president of the Council of State Governments and the immediate past state co-chairman of the Delta Regional Authority. Governor Huckabee is also a former chairman of the Southern Regional Education Board, the Southern Grown Policies Board, the Southern Technology Council and the Southern International Trade and the Interstate Oil & Gas Compact Commission. Governor Huckabee’s fourth book, “Quit Digging your Grave with a Knife and Fork” was released in May 2005 and has received favorable reviews. In 1975, Governor Huckabee graduated magna cum laude from Ouachita Baptist University in Arkadelphia, Arkansas and attended Southwestern Baptist Theological Seminary from 1976 to 1977.

Name	Age	Position Held	Experience
Barbara McNeil, MD	64	Director
Dr. Barbara McNeil has been a Director of Finity since February 2006 and has served in the same capacity for Flagship since December 2005. She has worked in the fields of health policy and radiology (nuclear medicine) for over 25 years at Harvard Medical School and the Brigham and Women’s Hospital. She serves on the Board of Directors of Cardiovascular Therapeutics (CVTX); in this capacity she serves on the Audit Committee and is chair of the Nominating and Governance Committee. She is also on the Board of Edwards Lifesciences Corp. (EW). Prior to this Dr. McNeil was the founding head of the Department of Health Care Policy at Harvard Medical School, the largest research unit in this area at Harvard University for over ten years she ran the Center for Cost-Effective Care at the Brigham and Women’s Hospital. Dr. McNeil practices nuclear medicine at the Brigham and Women’s Hospital and works actively with the chief of the department on general strategic issues within radiology. She received her AB degree from Emmanuel College in 1962 and her MD in 1966 and PhD degree in 1972 from Harvard University. She also attended the Advanced Management Program (AMP) at Harvard Business School in 1986. At Harvard Medical School she was one of the first tenured women.

John H. Flood III	54	President
Mr. Flood has been the President of Finity and Flagship since May 2006. He had been an EVP and Chief Marketing Officer of Finity since February 2006 and had served in the same capacity for Flagship since February 2005. For the six months prior, he served as a consultant to the Company. From 1994 - 2004 Mr. Flood was the managing partner of Flood Donohue Johnston & McShane where he specialized in transactional law, negotiated physician employment contracts and also practiced in the areas of sports and entertainment law. From 1984 - 1994 he worked for NFL Properties, the centralized marketing company of the National Football League where he served as company counsel, Executive Vice President of Business Affairs and President. While at NFL Properties, the company grew from relatively modest sales in 1984 to over a billion dollars in retail sales by 1994. Mr. Flood has served on the Nominating Committee for the Harvard University Board of Overseers, Harvard University’s New York Schools and Scholarships Committee, has been a Board Member and Selector of the Lawrenceville School Alumni Association and has served as a Board Member of St. Michael’s Heart Research Institute in Newark, NJ. He received his AB in Psychology from Harvard University and his JD from the University of Virginia School of Law. He is admitted to the bar in the states of New York and New Jersey.

Name	Age	Position Held	Experience
Philip Barak	54	VP - Chief Financial Officer and Corporate Secretary
Mr. Barak has been the VP - Chief Financial Officer and Corporate Secretary of Finity since February 2006 and has served in the same capacity for Flagship since February 2004. For over the past twenty years he has been a General Partner and Chief Financial Officer of Nazem & Company, a venture capital firm founded in 1976. During that time he served on the Boards of Directors of several public and private companies and worked with venture backed companies in structuring and negotiating financings. He holds a BS in Accounting from Rider University and is a Certified Public Accountant and a member of the AICPA and NYSSCPA.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table reflects, the beneficial common stock ownership of: (a) each former director of the Company, (b) each named executive officer, (c) each person known by the Company to be a beneficial owner of five percent (5%) or more of its common stock and (d) all executive officers and directors of the Company as a group as of March 31, 2006:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Flagship Patient Advocates, Inc. 432 Park Avenue South, 13th Floor New York, NY 10016	34,000,000	60.9%
Glenn M. Gallant 1260 East Oakland Park Blvd. Ft. Lauderdale, FL 33334	5,315,625	9.5%
Douglas R. Baetz 1260 East Oakland Park Blvd. Ft. Lauderdale, FL 33334	5,315,625	9.5%
Gregory Boss c/o 3804 So. Highland Drive Salt Lake City, Utah 84106	4,000,000	7.2%
ALL DIRECTORS AND OFFICERS AS A GROUP	0	0%

The following table sets forth each person known by us to be the beneficial owner of five percent or more of Flagship’s common stock, all directors and officers individually and all directors and officers as a group as of March 31, 2006, after giving effect to the Closing. Each person named below has sole voting and investment power with respect to the shares shown unless otherwise indicated.

Name and Address of Beneficial Owner*	Amount of Beneficial Ownership After Closing	Percentage of Class

Fred Nazem	22,194,351 (1)	37.82%
Stephen J. O’Brien, MD 300 North Street Greenwich, CT 06830	11,316,230 (2)	19.83%
Laurus Master Fund, Ltd. c/o M&C Corporate Services Limited P.O. Box 309 GT Ugland House George Town South Church Street Grand Cayman, Cayman Islands	7,778,356 (3)	12.50%
John H. Flood, III	4,035,034 (4)	6.86%
Benjamin Safirstein, MD	2,113,568 (5)	3.70%
Richard Howard	702,083 (4)(9)	1.23%
Philip Barak	575,000 (7)	1.01%
Brian Stafford	126,923 (8)	.22%
Richard Torykian	50,000 (8)	.09%
Michael Holland	126,923 (8)	.22%
Michael Huckabee	25,000 (9)	.04%
Barbara McNeil, MD	25,000 (9)	.04%
ALL DIRECTORS AND OFFICERS AS A GROUP	29,923,882	49.32%

*	Except as otherwise noted, the address is that of the Company
(1)
Includes 372,263 shares held by Nazem, Inc., a company that Mr. Nazem owns 100%, the conversion of a $1,000,000 Secured Convertible Term Note at $0.90 per share into 1,111,111 shares of common stock, the exercise of 499,230 common stock warrants exercisable at $0.92 per share, 25,944 shares held in the Alexander Gharib Nazem Trust and 25,944 shares held in the Taraneh Gharib Nazem Trust, Mr. Nazem’s children. Susie Gharib Nazem, Mr. Nazem’s wife is the Trustee of the Trusts. Mr. Nazem disclaims beneficial ownership of the shares held in trust for his children.

(2)	Dr. O’Brien has entered into a Voting Trust Agreement whereby the Board of Directors has the right to vote all of the shares owned by Dr. O’Brien.
(3)
Includes the conversion of a $4,100,000 Secured Convertible Term Note at $0.90 per share into 4,555,555 shares of common stock and the exercise of 614,439 common stock warrants exercisable at $0.92 per share.

(4)
Includes the conversion of a $500,000 Secured Convertible Term Note at $0.90 per share into 555,556 shares of common stock and the exercise of 249,617 common stock warrants exercisable at $0.92 per share held by OldIron Sports and Entertainment Company, Inc., of which Mr. Flood is a 50% owner, and 200,000 vested options exercisable at $0.20 per share.

(5)
Includes the conversion of a $50,000 Secured Convertible Term Note at $0.90 per share into 55,556 shares of common stock and the exercise of 13,441 common stock warrants exercisable at $0.92 per share, and 1,300,000 shares held by the Safirstein Family Trust 1991 for the benefit of Dr. Safirstein’s children. Sheila Safirstein, Dr. Safirstein’s wife, is the Trustee of the Trust. Dr. Safirstein disclaims beneficial ownership of these shares.

(6)	Not used.
(7)	Includes 75,000 options exercisable at $0.035 per share.
(8)	Includes 50,000 options exercisable at $0.20 per share.
(9)	Includes 25,000 options exercisable at $0.90 per share.

Flagship's Products

Flagship offers five distinct services offered through three products: ER Support, ER Support Premium and Flagship Full Membership, Flagship’s comprehensive advocacy service. These products include the following:

Product	Services
ER Support	MedEmergentCareTM and MedVault by Flagship
ER Support Premium	MedEmergentCareTM, MedVault by Flagship, and MedjetAssist by Flagship
Flagship Full Membership	MedEmergentCareTM, MedVault by Flagship, MedjetAssist by Flagship, MedSpeciaListTM and MedCiergeTM

Flagship's Services

Medical SpeciaList™

Medical SpecialListTM is Flagship’s world-class, by invitation-only, physician network of renowned medical and surgical specialists in over 25 specialties with whom Flagship has written agreements to provide priority appointments to its members. Every doctor in Flagship’s network of medical and surgical specialties has been screened and approved by Flagship’s Medical Chiefs, assuring that its members get not only the finest doctors, but also the right doctors for their specific healthcare needs. All of Flagship’s medical and surgical specialties are headed by Specialty Chiefs who are prominent in their specialty fields and who personally screen and approve all physicians for inclusion in the network.

MedCierge™

MedCiergeTM is Flagship’s personalized, highly responsive referral and patient navigation service center, staffed by Flagship’s own clinical team of experienced registered nurses and physicians, who help members with all their referral needs. With one phone call, Flagship members get personalized advocacy and assistance with finding a physician and securing an appointment from a physician in Flagship’s physician network. Using sophisticated tools and technology, Flagship’s registered nurses and physicians, who make up the MedCierge staff, first match a member’s needs with the right physician specialist and then secure a priority appointment with the selected physician.

MedEmergentCare™

MedEmergentCareTM is Flagship’s 24/7, advocacy, guidance and support service when members are in an Emergency Room or are unexpectedly hospitalized ─ available from anywhere in the world. With just one phone call, Flagship’s Emergent Care clinical team of registered nurses and ER-trained physicians can assist members and their families in making informed decisions about care and treatment when they are unexpectedly hospitalized due to accident, injury or illness. With a member’s permission, Flagship’s clinicians will speak directly to ER doctors and other personnel on their behalf, using translation services for over 140 languages, if needed.

MedjetAssist by Flagship

MedjetAssist by Flagship is a worldwide medical evacuation service available to travelers 24 hours a day, 7 days a week when members are hospitalized more than 150 miles away from home. MedjetAssist by Flagship uses a fleet of state-of-the-art medically equipped aircraft configured as mobile intensive care units and staffed with specially trained physicians, nurses and other healthcare professionals, as needed. This service is available to members from virtually anywhere in the world at no additional cost. Under certain conditions, members can also be transported from their home hospital to specialty hospitals in the United States.

MedVault by Flagship

MedVault by Flagship is Flagship’s secure, internet-based, electronic repository for Flagship members to record and store their personal, private health information such as medical history and copies of vital documents such as a living will. Members control both the content and access to their stored information, which is accessed using a standard internet browser from anywhere at anytime. MedVault by Flagship is a lifetime personal health record for all medical events plus a Personalized Emergency Health Record. Members are encouraged to carry their MedVault ID EMERGENCY Card from which emergency personnel can access their vital health information. They can also print their health information or record it on various storage media and carry it with them.

Marketing Strategy

Flagship is a healthcare advocacy company that helps discerning individuals make better and more informed decisions regarding their health care. This is analogous to financial advisors helping them with their finances and architects helping them build their homes. Flagship’s product positioning is best defined by its dedication to clinical advocacy and not financial or administrative help, which are offered by others. From a market prospective, Flagship is a part of a new and rising class of companies that collectively make up a sector called consumer driven healthcare (“CDH”). The combination of hyper inflation in healthcare costs, consumer demand for choices in medical care and the burden of individuals paying an ever increasing portion of medical bills will continue to fuel the CDH movement.

Flagship provides health advocacy and the privilege of access to outstanding healthcare specialists through annual memberships. Flagship’s products and services are primarily for higher income individuals, but also may appeal to anyone, regardless of income, who values high quality healthcare. While Flagship should appeal to all demographics, the primary target is the “baby-boomer” population, those born between 1946 and 1964. The “baby boomer” population represents approximately 30% of the U.S. population, but owns more than two-thirds of the nation’s wealth. The “baby boomers” are also the key opinion leaders in the U. S. economy as they not only influence others with their own buying habits, but also often directly control the purchases for their children and elderly parents.

Sales Strategy

Flagship’s sales plan is a three-pronged simultaneous approach to attract potential members: large corporate customers reached via direct sales, small and medium-sized businesses reached via agents/intermediaries or direct sales, and individuals reached through indirect sales. As described below each of these category targets has some advantages and disadvantages.

Large corporations create opportunities for acquiring large numbers of members either where the corporation pays for the membership for its employees or where the employees pay for membership as a menu benefit option. Prestigious corporations also serve as potential reference accounts. Based on discussions with potential corporate customers, management believes that corporations understand that, for a modest annual fee (often less than a car or gym allowance), giving employees access to high quality care translates into a healthy work force with reduced sick leave and, ultimately, more productivity. Flagship membership can be viewed ideally as a healthcare risk management benefit for key employees. They also recognize the importance of risk management benefits for their traveling employees, as they will have access to physicians anywhere they go. Corporations realize that Flagship services will yield savings far beyond the membership premiums.

The disadvantage of soliciting corporations for Flagship membership is that human resource departments are currently in a cost-cutting mode, long lead times are usually necessary to land these corporate accounts and to coordinate with human resource timetables and, finally, corporations may demand discounts.

When soliciting small and medium sized businesses directly or through agents or intermediaries, Flagship’s advantage is that it generally can charge full price for Flagship’s product, decisions to accept or reject the product are usually made quickly by an owner, partner or trusted advisor, enrollment is manageable as typically enrollees number 25 to 500 people and sales agents or intermediary networks are already established with these entities. The downside of soliciting these customers is that they require a significant amount of education on the product, commissions for agents cut into profits, and when dealing through agents Flagship does not control its own destiny.

It is expected that selling to individuals, through indirect sales will constitute a majority of Flagship’s sales. The difficulty with reaching individuals is that individuals are expensive and hard to reach and may potentially create significant overhead. The advantage to this channel is that Flagship can charge full retail prices to individuals. Individuals comprise Flagship’s biggest target group and individuals can take advantage of pre-tax health savings accounts as well as flex accounts. Flagship can have direct contact with individuals without potential interference from intermediaries such as human resource departments of the large corporate accounts. Also, Flagship targets individuals through various affinity groups or by embedding Flagship full or partial services into insurance policies sold to policyholders.

The Market

Market Description

The market for Flagship’s products and service offerings include:

•
Large Corporations: Flagship is capitalizing on its existing corporate relationships as well as those of its senior managers in order to gain access to targeted corporations. Flagship creates a directed, personalized sales strategy and presentation for each corporation, which presents to the corporation’s senior management by Flagship’s senior management. Flagship’s pricing schedule encourages family memberships, the value of Flagship’s service in both non-emergency and crisis or trauma situations, and the nationwide priority access to Flagship’s renowned physicians for their increasingly mobile workforce. Flagship places priority on corporations that have Chief Medical Officers in place, as it is typically an indicator that the company values healthcare. Corporations that are self insured will benefit in two ways with Flagship. First, Flagship can provide the corporation a network of physicians. In some cases, the corporation’s own network of physicians may overlap with Flagship’s network; in such cases, Flagship will try to provide timely access to those physicians. However, in large corporations, self insured or otherwise utilize large PPO or HMO networks with minimal, if any, overlap in physician coverage with the Flagship Physician Network. Second, management believes that as quality medicine costs less in the long run and that self-insured corporations can directly benefit through real healthcare cost reductions when employees utilize the Flagship physician network. Other attractive corporations to Flagship are those that provide generous employee benefits including supplemental health, flexible savings accounts and health savings accounts (HSAs). In addition, a number of very large corporations, particularly multinationals with very mobile employees are particularly attracted to Flagship because of Flagship’s increasingly global presence (see International).

•
Small and Medium Businesses: Flagship believes that 40 million small and medium size businesses with 25-50 employees represent one of the best market opportunities for its products. These businesses are often proprietorships or partnerships that are owned and operated by a few senior executives who are decisive and desirous of protecting their best assets—their employees. Flagship utilizes its own extensive network of business connections to secure a “champion” within our target medium-sized firms. In addition, Flagship works with intermediaries such as HR consulting firms, wealth management firms and HSA/FSA administrators to gain access to their clients. The intermediaries provide us access to thousands of mid-sized to large companies, many of which are privately owned. The objective is for the intermediaries to include Flagship in the bundle of products they recommend to their clients. Flagship can either enter into a joint marketing agreement with the intermediary, similar to those entered into with the distribution network groups, or provide the clients of the intermediaries with the pass through discount where the intermediary requests the Company to do so.

•
Individuals: Flagship is working towards acquiring endorsements from affinity groups, associations and prominent, recognizable individuals in order to reach and penetrate the non-corporate market. Flagship uses these endorsements to create a direct marketing campaign to target select individuals within the affinity groups and associations. Flagship works with insurance companies to embed Flagship full or partial services into insurance policies sold to policyholders. Flagship also works with associations, endowments, diplomatic corps and government agencies to offer full or partial services to their employees and members.

Product Sales and Distribution

Sales Channels

Flagship makes use of an internal sales force and has entered into agreements with independent finders and agents. These non-exclusive agreements provide that independent brokers and agents will facilitate introductions for Flagship to potential clients for our services and products. In return for such introductions, the finders and agents will be paid a commission based on the revenue generated from the sales of Flagship memberships from such introductions. These agreements are generally for one year and may be renewed on an annual basis by mutual agreement. The agreements may be terminated upon a material breach. In certain instances the finder agreements are for certain large distribution channels or for small distribution channels. Commission compensation may differ between the various distribution channels.

In addition, Flagship has entered into several exclusive joint marketing agreements with third party marketers. Under the terms of agreements, Flagship and the marketers will establish Flagship Product Programs through alliances of the parties to the agreement.

Competition

To date, Flagship is not aware of any direct competition from companies offering the same products and services as Flagship. There are five categories that include companies offering some variation of the products and services offered by Flagship.

•
Institution-Based Primary and Specialty Healthcare service suppliers comprised of either single hospital or clinics or a network of medical centers aiming to provide personalized access to emergency episodic or chronic care. These competitors provide guidance services that primarily include access to their institutions resources. The Institutions determine which physician will see the patient. Examples include the executive registry of most leading hospitals and clinics and Pinnacle Healthcare.

•
Concierge Medicine is a method whereby patients essentially pay an annual fee for "special service" rendered primarily by a primary care physician. Individual physicians charge an annual fee to an exclusive set of patients in their region. The program allows doctors to reduce their practice size and increase the time spent with participants in the program. This service is designed for patients who are seeking personalized healthcare alternatives and from physicians who are tired of dealing with health care insurance providers and HMO's. Examples include MDVIP and MD2.

•
“Best Physician” Identifiers are third parties utilizing a combination of physician rankings by the media and cross references among physicians to identify “best physicians.” Typically, there is a membership fee charged to both the patient (for access) and the physicians (for listing) in these arrangements. Physicians are typically chosen based on the list published by medical institutions with which the physicians are affiliated. Examples include Best Doctors and MediGuide.

•
Web Search Services compile and offer lists of physicians with basic information about each physician. This may includes services that compile lists of physicians and basic information about each physician. An example is WebMD.

•	Billing and Insurance Facilitators services include review of benefits, negotiation of procedures and claim disputes on behalf of the member/patient. An example is Health Advocate.

Intellectual Property

Flagship’s technology platform is considered to be an important strategic asset as it delivers unique benefits to each stakeholder with a consistent focus on the highest levels of service, ease of access, and ease of use. Each component of the platform is designed to provide targeted functionality that streamlines access to critical information and coordinates interaction among the stakeholders. Flagship offers the following applications:

•	Member Portal: a secure web application accessed using a standard internet browser, providing the member with access to the following:

▪	Upcoming physician appointments.

▪	Information regarding an appointment including office address, contact information, and notes on what to bring to the visit.

▪	Member discussion forums.

▪	Member referral preferences.

▪	MedVault™ (see below).

•
Physician Portal: a secure web application, accessed using a standard internet browser, providing the physician or their authorized personnel with the facilities to review and manage the following information:

▪	Network membership information (such as their biographies, publications, and areas of research).

▪	Appointment calendar.

▪	Discussion area for other physicians in the network.

•
MedCierge™ Workbench: assists the specialist by providing a sophisticated search engine that combines the clinical needs of the member with the unique practice of each physician in the network. The search engine takes into account numerous factors regarding the referral including:

▪	The member’s preferences, such as distance to travel, physician gender, and office access requirements, (e.g., wheel chair access).

▪	The member’s clinical needs.

▪	The physician’s specialty and subspecialty.

▪	Unique procedures and/or disease states the physician has indicated as key areas of excellence.

▪	Numerous other factors, such as hospital affiliations and research interests.

Taking all these factors into account, the search engine produces a list of physicians for the referral. The workbench then facilitates specialist contact with the physician’s office in making an appointment for the member. Appointment details are subsequently available in both the member and physician portals.

•
MedVault by Flagship: a secure web application accessed using a standard internet browser, providing the member with access and control over a wide variety of personal health information. The information is managed and controlled by the member, but can be made accessible to other stakeholders (such as the police in the event of an emergency, a member’s relatives or network physician) when pre-authorized by the member. The MedVault by Flagship provides a centralized repository for key member health information, including:

▪	Personal medical history (diagnoses, procedures, allergies, immunizations, etc.).

▪	Family medical history.

▪	Consent and Authorization forms.

▪	Document images, including:

•	Medical-legal documents including living wills, medical powers of attorney, etc.

•	Clinical documents including physician summary notes, test results, instruction forms, etc.

•
Communications Infrastructure: utilizes Computer Telephony Integration, including virtual call distribution to provide 24/7 communications among the stakeholders. This allows Flagship to deploy its knowledge workers (MedCierge™ specialists, on-call doctors, triage nurses, call center supervisors, and others) in a flexible virtual network that minimizes our reliance on any single call center or physical location. All internet communications are protected using the latest security protocols to ensure the integrity and privacy of every communication link within the system.

FINANCIAL INFORMATION

FINANCIAL STATEMENTS

Prior to the Flagship acquisition, Finity had nominal operations and was a shell company (as defined in Rule 12b-2 of the Exchange Act). As a result of the Flagship acquisition on January 30, 2006, Finity now has assets and revenue. To facilitate understanding of the financial effect of this acquisition and for clarity of presentation, the following financial statements of Finity and Flagship are detailed below:

Financial Statements of Finity Holdings, Inc.: Balance Sheets as of March 31, 2006 (unaudited) and December 31, 2005, Statements of Expenses (unaudited) for the Three Months Ended March 31, 2006 and 2005, and Statements of Cash Flows (unaudited) for the Three Months Ended March 31, 2006 and 2005.

Financial Statements of Finity Holdings, Inc.: audited Balance Sheet as of December 31, 2005 and the Statements of Expenses, Cash Flows and Changes in Stockholders' Deficit for the years ended December 31, 2005 and 2004.

Condensed Consolidated Financial Statements of Flagship Patient Advocates, Inc.: Balance Sheets as of March 31, 2006 (unaudited) and December 31, 2005, Statements of Operations (unaudited) for the Three Months Ended March 31, 2006 and 2005 and for the period from inception (July 9, 2002) to March 31, 2006, Statement of Stockholders’ Equity (Deficit) (unaudited), for the period from inception (July 9, 2002) to March 31, 2006, and Statements of Cash Flows (unaudited), for the Three Months Ended March 31, 2006 and 2005 and for the period from inception (July 9, 2002) to March 31, 2006.

Financial Statements of Flagship Patient Advocates, Inc.: audited Balance Sheet as of December 31, 2005 and the Statements of Operations, Stockholders’ Equity (Deficit) and Cash Flows for the years ended December 31, 2005 and December 31, 2004 and the period from inception (July 9, 2002) to December 31, 2005.

Finity Holdings, Inc.

Index to Financial Statements

Page
Balance Sheets	F-2
Statements of Expenses	F-3
Statements of Cash Flows	F-4
Notes to Financial Statements	F-5 – F-6

FINITY HOLDINGS, INC.
BALANCE SHEETS

	March 31,	December
	2006	31, 2005
	(unaudited)	(audited)

ASSETS	$—	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities:
Accounts payable	$76	$76
	76	76

Stockholders’ Deficit:
Common stock, $.001 par value, 100,000,000 shares authorized, 55,761,512 shares issued and outstanding	55,761	55,761
Additional paid-in capital	8,793,484	8,789,484
Retained deficit	(8,849,321)	(8,845,321)
Total stockholders’ deficit	(76)	(76)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$—	$—

See accompanying summary of accounting policies and notes to financial statements.

FINITY HOLDINGS, INC.
STATEMENTS OF EXPENSES
Three Months Ended March 31, 2006, and 2005
(unaudited)

	2006	2005

General and administrative expenses	$4,000	$111

Other expense
Interest expense	—	5,163
NET LOSS	$(4,000)	$(5,274)

Basic and diluted net loss per share	$(.00)	$(.00)
Weighted average shares outstanding	55,761,512	50,878,073

See accompanying summary of accounting policies and notes to financial statements.

FINITY HOLDINGS, INC.
STATEMENTS OF CASH FLOWS
Three Months Ended March 31, 2006 and 2005
(unaudited)

	2006	2005

Cash Flows from Operating Activities
Net loss	$(4,000)	$(5,274)
Adjustments to reconcile net loss to net cash
used in operating activities:
Imputed interest - related party	—	5,163
Net Cash used in Operating Activities	(4,000)	(111)

Cash Flow from Financing Activities
Proceeds from related party	4,000	51

Net change in cash	—	(60)
Cash at beginning of period	—	182
Cash at end of period	$—	$122

Supplemental disclosure:
Income taxes paid	$—	$—
Interest paid	—	—

See accompanying summary of accounting policies and notes to financial statements.

FINITY HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Finity Holdings, Inc. (“Finity” or the “Company”), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in Finity’s Annual Report filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in Finity’s audited financial statements for 2005 as reported in the 10-KSB have been omitted.

NOTE 2 - EQUITY

On January 30, 2006, Flagship Patient Advocates, Inc. (formerly Flagship Healthcare Management, Inc.) (“Flagship”) purchased 34,000,000 shares of common stock from Common Solutions, LLC, the majority shareholder of Finity, for $240,000. As a result, Flagship controls 60.9% of voting stock of Finity.

NOTE 3 - SHARE EXCHANGE

On January 30, 2006, Finity entered into a Share Exchange Agreement (the "Exchange Agreement") with all of the stockholders (the "Stockholders") of Flagship. The closing of this agreement shall occur immediately following Finity’s filing of a Restated and Amended Certificate of Incorporation which shall effectuate a name change of Finity, a one (1) for one hundred twenty-five (125) reverse stock split, and an increase in the authorized shares to a total of 130,000,000 shares of capital stock (the “Closing”). After the closing of the Exchange Agreement, the minority Finity shareholders will own approximately 174,902 shares of Finity common stock, less than 1%, after the reverse stock split. Finity will acquire all of the issued and outstanding capital stock of Flagship from the Stockholders on a one for one basis in exchange for an aggregate of 55,587,755 newly-issued shares of Finity’s common stock (the “Exchange”). Finity filed a proxy statement on April 20, 2006 seeking shareholder approval. The Exchange is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986. Upon completion of the Exchange with Flagship, Finity will cease to be a shell company and the operations of Flagship will be the only operations of Finity. Since the stockholders of Flagship will receive the majority of the voting shares of Finity, Finity will carry on the business of Flagship, and the officers and directors of Flagship will become the officers and directors of Finity, the transaction will be accounted for as Flagship being the accounting acquirer (legal acquiree) and Finity being the accounting acquiree (legal acquirer). Since at the closing Finity was a non-operating shell corporation no longer meeting the definition of a business as defined in EITF Consensus 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business, the transaction will be equivalent to Flagship issuing stock for the net liabilities of Finity accompanied by a recapitalization. The accounting will be identical to that resulting from a reverse acquisition, except that there will be no adjustments to the historic carrying values of the assets and liabilities.

Finity Holdings, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Finity Holdings, Inc.
New York, NY

We have audited the accompanying balance sheet of Finity Holdings, Inc. as of December 31, 2005 and the related statements of expenses, changes in stockholders' deficit and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of Finity’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Finity as of December 31, 2005 and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Finity will continue as a going concern. As discussed in Note 2 to the financial statements, Finity has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONE & BAILEY, PC

www.malone-bailey.com
Houston, Texas
February 24, 2006

FINITY HOLDINGS, INC.
BALANCE SHEET
December 31, 2005

ASSETS
ASSETS	$—
LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES
Accounts payable	$76
Commitments	—
STOCKHOLDERS’ DEFICIT
Common stock, $.001 par value, 100,000,000 shares authorized, 55,761,512 shares issued and outstanding	55,761
Additional paid-in capital	8,789,484
Retained deficit	(8,845,321)
Total stockholders’ deficit	(76)
Total Liabilities and Stockholders’ Deficit	$—

See accompanying summary of accounting policies and notes to financial statements.

FINITY HOLDINGS, INC.
STATEMENTS OF EXPENSES
Years Ended December 31, 2005 and 2004

	2005	2004
General and administrative expenses	$54,951	$48,676
Interest expense	10,410	19,738
Net loss	$(65,361)	$(68,414)

Basic and diluted net loss per share	$(0.00)	$(0.00)
Weighted average shares outstanding	52,536,364	50,878,073

See accompanying summary of accounting policies and notes to financial statements.

FINITY HOLDINGS, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
Years Ended December 31, 2005 and 2004

	Common Stock
	Shares	Par	Paid-In Capital	Retained Deficit	Totals
Balances, 12/31/03	50,878,073	$50,878	$8,447,817	$(8,711,546)	$(212,851)
Imputed interest	—	—	19,738	—	19,738
Net loss	—	—	—	(68,414)	(68,414)
Balance, 12/31/04	50,878,073	50,878	8,467,555	(8,779,960)	(261,527)
Shares issued
- for services	4,000,000	4,000	36,000	—	40,000
- for litigation settlement	1,200,000	1,200	10,800	—	12,000
Imputed interest	—	—	10,410	—	10,410
Debt forgiveness from related party	—	—	264,402	—	264,402
Cancellation of shares	(316,561)	(317)	317
Net loss	—	—	—	(65,361)	(65,361)
Balances, 12/31/05	55,761,512	$55,761	$8,789,484	$(8,845,321)	$(76)

See accompanying summary of accounting policies and notes to financial statements.

FINITY HOLDINGS, INC.
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2005 and 2004

	2005	2004
Cash flows from operating activities:
Net loss	$(65,361)	$(68,414)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interest	10,410	19,738
Shares issued for services	40,000	—
Shares issued for litigation settlement	12,000
Changes in:
Accounts payable	76	—
Net cash used in operating activities	(2,875)	(48,676)
Cash flows from financing activities:
Advances from related party	2,693	48,616
Net change in cash	(182)	(60)
Cash at beginning of year	182	242
Cash at end of year	$—	$182
Supplemental disclosures:
Cash paid for income tax	$—	$—
Cash paid for interest	—	—
Non-cash transaction:
Forgiveness of debt by a related party	$264,402	$—

See accompanying summary of accounting policies and notes to financial statements.

FINITY HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Nature of business. Finity Holdings, Inc. (“Finity”) was incorporated in Delaware on February 5, 1993. Finity did not have operations during 2005 or 2004.

Use of Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents. For purposes of the statement of cash flows, Finity considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Income taxes. Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for consolidated financial reporting purposes and such amounts recognized for tax purposes, and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

Basic and diluted net loss per share. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 2005 and 2004, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock Compensation. Finity adopted the disclosure requirements of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation (FAS No. 123) and FAS No. 148 with respect to pro forma disclosure of compensation expense for options issued. For purposes of the pro forma disclosures, the fair value of each option grant is estimated on the grant date using the Black-Scholes option-pricing model.

Finity applies APB No. 25 in accounting for its stock option plans and, accordingly, no compensation cost has been recognized in Finity’s financial statements for stock options under any of the stock plans which on the date of grant the exercise price per share was equal to or exceeded the fair value per share. There were no options or warrants granted during 2005 and 2004.

Recently Issued Accounting Pronouncements. In December 2004, the FASB issued SFAS No. 123R, “Accounting for Stock-Based Compensation.” SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS No. 123R, only certain pro forma disclosures of fair value were required. SFAS No. 123R shall be effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

Finity does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on their consolidated financial position, results of operations or cash flow.

NOTE 2 - GOING CONCERN

Finity incurred a net loss of $65,361 during 2005, and has an accumulated deficit of $8,845,321 as of December 31, 2005. These conditions create an uncertainty as to Finity’s ability to continue as a going concern. Management is trying to raise additional capital through sales of common stock as well as seeking financing from third parties. The financial statements do not include any adjustments that might be necessary if Finity is unable to continue as a going concern.

NOTE 3 -RELATED PARTY TRANSACTIONS

The majority shareholder advances money to Finity on an as-needed basis. The advances are due on demand, bear no interest and have no collateral. Interest was imputed at 8%. During 2005, imputed interest of $10,410 was charged to additional paid in capital.

During the third quarter of 2005, the majority shareholder released the entire receivable amount from Finity and Finity recognized $264,402 of additional paid in capital as a result of the forgiving debt.

In 2005, Finity issued 4,000,000 shares of its common stock to Gregory Boss, its President, Chief Executive Officer and Director, for his services. At the time of issuance, Gregory Boss was the sole director and officer of the Company. These shares were recorded at their fair value of $40,000.

NOTE 4 - COMMON STOCK

During 2005:

Finity issued 4,000,000 shares of its common stock to Gregory Boss, its President, Chief Executive Officer and Director, for his services. These shares were recorded at their fair value of $40,000.

Finity issued 1,200,000 shares of its common stock to settle a Class Action Settlement Agreement dated September 30, 2002. These shares were recorded at their fair value of $12,000.

Finity cancelled 316,561 shares of its common stock previously issued.

NOTE 5 - INCOME TAXES

Finity uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. Finity has incurred net losses and has no tax liability. The net deferred tax asset generated by the loss carry-forwards has been fully reserved. The cumulative net operating loss carry-forward is approximately $7,450,000 at December 31, 2005, and will expire in 2015 and 2025.

At December 31, 2005, deferred tax assets consisted of the following:

Deferred tax assets
Net operating losses	$2,533,000
Less: valuation allowance	(2,533,000)
Net deferred tax asset	$—

NOTE 6 - STOCK OPTIONS AND WARRANTS

Finity’s Stock Option Plan provides for the grants of non-qualified options to its senior management. The plan is administered by the Board of Directors, who have substantial discretion to determine the persons, amounts, time, price, exercise terms, and restrictions, if any, with respect to the grants.

Finity uses the intrinsic value method of calculating compensation expense for employees, as described and recommended by APB Opinion 25, and allowed by FASB Statement 123. During 2005 and 2004, no compensation expense was recognized for the issuance of options and warrants, because no options or warrants were granted.

Summary information regarding options is as follows:

	Options	Weighted average Exercise Price
Outstanding at December 31, 2003	300,000	$.26
Expired	(200,000)	$.27
Outstanding at December 31, 2004	100,000	$.23
Expired	(100,000)	$.23
Outstanding at December 31, 2005	—	—

NOTE 7 - SUBSEQUENT EVENTS

On January 30, 2006, Flagship Healthcare Management, Inc. (“Flagship”) purchased 34,000,000 shares of common stock from Common Solutions, LLC, the majority shareholder of Finity, for $240,000. As a result, Flagship controls 60.9% of voting stock of Finity.

On January 30, 2006, Finity entered into a Share Exchange Agreement (the "Exchange Agreement") with all of the stockholders (the "Stockholders") of Flagship. The closing of this agreement shall occur immediately following Finity’s filing of a Restated and Amended Certificate of Incorporation which shall effectuate a name change of Finity, a one hundred twenty-five (125) for one (1) reverse stock split, and an increase in the authorized shares to a total of 130,000,000 shares of capital stock (the “Closing”). After the closing of the Exchange Agreement, the minority Finity shareholders will own approximately 174,902 shares of Finity common stock, less than 1%, after the reverse stock split. Finity will acquire all of the issued and outstanding capital stock of Flagship from the Stockholders on a one for one basis in exchange for an aggregate of 55,587,755 newly-issued shares of Finity’s common stock (the “Exchange”). Finity will be filing a proxy statement seeking shareholder approval. The Exchange is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986. Upon completion of the Exchange with Flagship, Finity will cease to be a shell company and the operations of Flagship will be the only operations of Finity.

Flagship Patient Advocates, Inc., and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)

INDEX

Condensed Consolidated Financial Statements:

Condensed Consolidated Balance Sheets, as of March 31, 2006 (unaudited) and December 31, 2005	F-18

Condensed Consolidated Statements of Operations, for the three months ended March 31, 2006 and 2005 and for the period from inception (July 9, 2002) to March 31, 2006 (unaudited)	F-19

Condensed Consolidated Statement of Stockholders’ Equity (Deficit), for the period from inception (July 9, 2002) to March 31, 2006 (unaudited)	F-20

Condensed Consolidated Statements of Cash Flows, for the three months ended March 31, 2006 and 2005 and for the period from inception (July 9, 2002) to March 31, 2006 (unaudited)	F-21

Notes to Condensed Consolidated Financial Statements (unaudited)	F-22 - F-34

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Condensed Consolidated Balance Sheets
As of March 31, 2006 (unaudited) and December 31, 2005

ASSETS	March 31, 2006 (Unaudited)	December 31, 2005 (Note 2)
Current Assets:
Cash and cash equivalents	$1,646,143	$138,344
Prepaid expenses and other current assets	291,720	327,978
Total current assets	1,937,863	466,322

Property and equipment, net	558,784	581,165

Debt issuance costs, net	187,686	58,379
Deferred transaction cost	240,000	—
Restricted cash	135,000	135,000
Total Assets	$3,059,333	1,240,866

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$218,591	$534,651
Accrued liabilities	261,800	354,748
Bank overdraft	6,209	68,478
Due to stockholder	—	18,130
Notes payable, current portion	64,478	2,850,000
Total current liabilities	551,078	3,826,007

Notes payable, net of current portion	599,577	—
Total Liabilities	1,150,655	3,826,007

COMMITMENTS AND CONTINGENCIES

Redeemable Series A Convertible Preferred Stock: $0.001 par value, 10,948,906 shares authorized, 7,755,481 and 7,255,042 shares issued and outstanding as of March 31, 2006 and December 31, 2005, respectively (liquidation value of $2,125,002 at March 31, 2006 and $1,987,881 at December 31, 2005)	1,969,597	1,827,639
Redeemable Series B Convertible Preferred Stock: $0.001 par value, 7,692,308 shares authorized, 5,205,768 shares issued and outstanding (liquidation value of $3,383,748)	3,352,983	3,350,988

Stockholders’ Deficit:
Preferred stock, $0.001 par value: 11,358,786 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.001 par value: 70,000,000 shares authorized 42,539,010 and 34,567,560 shares issued and outstanding	42,539	34,567
Additional paid-in capital	11,030,273	3,652,905
Deficit accumulated during the development stage	(14,486,714)	(11,451,240)
Total stockholders’ deficit	(3,413,902)	(7,763,768)
Total liabilities and stockholders’ deficit	$3,059,333	$1,240,866

See Notes to Condensed Consolidated Financial Statements

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Condensed Consolidated Statements of Operations
For the three months ended March 31, 2006 and 2005
and for the period from inception (July 9, 2002) to March 31, 2006 (unaudited)

	For the three months ended March 31, 2006 (Unaudited)	For the three months ended March 31, 2005 (Unaudited)	For the period from inception (July 9, 2002) to March 31, 2006 (Unaudited)

Subscription revenue	$7,014	$—	$12,208
Costs of revenue	2,199	—	4,848
Gross profit	4,815	—	7,360

Operating expenses:
Membership services	741,093	523,676	3,954,392
Selling, general and administrative	1,497,296	816,663	8,910,968
Depreciation and amortization expense	51,122	33,399	341,409
Impairment of long-lived assets	—	76,200	492,054
Total operating expenses	2,289,511	1,449,938	13,698,823

Loss from operations	(2,284,696)	(1,449,938)	(13,691,463)

Interest income	11,564	2,071	24,300
Amortization of debt discounts and debt issuance costs	(664,914)	—	(664,914)
Interest expense	(97,428)	(1,775)	(154,637)

Loss before provision for income taxes	(3,035,474)	(1,449,642)	(14,486,714)

Provision for income taxes	—	—	—
Net loss	$(3,035,474)	$(1,449,642)	$(14,486,714)

See Notes to Condensed Consolidated Financial Statements

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Condensed Consolidated Statement of Stockholders’ Equity (Deficit)
For the period from inception (July 9, 2002) to March 31, 2006 (unaudited)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity (Deficit)
Balances at July 9, 2002 (inception)	—	$—	$—	$—	$—
Issuance of common stock to founders at $0.001 per share in August 2002	16,000,000	16,000	—	—	16,000
Sale of common stock at $0.044 per share in August 2002	2,857,150	2,857	122,143	—	125,000
Net loss	—	—	—	(107,271)	(107,271)
Balances at December 31, 2002	18,857,150	18,857	122,143	(107,271)	33,729
Issuance of common stock in exchange for goods and services at $0.056 per share in August 2003	13,678,910	13,679	746,321	—	760,000
Issuance of common stock to employees at $0.056 per share in August 2003	1,510,000	1,510	82,386	—	83,896
Cancellation of founders’ shares at $0.001 per share in August 2003	(3,510,000)	(3,510)	3,510	—	—
Issuance of options to purchase common stock to employees for services	—	—	37,243	—	37,243
Net loss	—	—	—	(495,895)	(495,895)
Balances at December 31, 2003	30,536,060	30,536	991,603	(603,166)	418,973
Exercise of stock options at $0.035 per share in August 2004	1,000,000	1,000	34,000	—	35,000
Value of warrants issued in connection with the sale of Redeemable Series A Convertible Preferred Stock	—	—	143,066	—	143,066
Accretion of Redeemable Series A Convertible Preferred Stock	—	—	(16,223)	—	(16,223)
Issuance of options to purchase common stock to employees for services	—	—	95,162	—	95,162
Issuance of options to purchase common stock to non-employees for services	—	—	275,951	—	275,951
Net loss	—	—	—	(3,248,897)	(3,248,897)
Balances at December 31, 2004	31,536,060	31,536	1,523,559	(3,852,063)	(2,296,968)
Exercise of stock options at $0.20 per share in September 2005	250	—	50	—	50
Accretion of Redeemable Series A Convertible Preferred Stock	—	—	(19,473)	—	(19,473)
Accretion of Redeemable Series B Convertible Preferred Stock	—	—	(4,255)	—	(4,255)
Stock issued in lieu of compensation at $0.525 per share in March 2005	3,031,250	3,031	1,588,375	—	1,591,406
Issuance of options to purchase common stock to employees for services	—	—	243,470	—	243,470
Issuance of options to purchase common stock to non-employees for services	—	—	321,179	—	321,179
Net loss	—	—	—	(7,599,177)	(7,599,177)
Balances at December 31, 2005	34,567,560	34,567	3,652,905	(11,451,240)	(7,763,768)
Allocation of value to common stock issued in connection with convertible debt financings	7,968,950	7,969	3,215,419	—	3,223,388
Allocation of value to warrants issued in connection with convertible debt financings	—	—	522,289	—	522,289
Allocation of value to beneficial conversion feature in connection with convertible debt financings	—	—	3,043,692	—	3,043,692
Exercise of vested options at $0.89 per share in January 2006	2,500	3	2,223		2,226
Accretion of Redeemable Series A Convertible Preferred Stock	—	—	(4,838)	—	(4,838)
Accretion of Redeemable Series B Convertible Preferred Stock	—	—	(1,995)	—	(1,995)
Vesting of options to purchase common stock to employees for services	—	—	581,333	—	581,333
Vesting of options to purchase common stock to non-employees for services	—	—	19,245	—	19,245
Net loss	—	—	—	(3,035,474)	(3,035,474)
Balances at March 31, 2006 (unaudited)	42,539,010	$42,539	$11,030,273	$(14,486,714)	$(3,413,902)

See Notes to Condensed Consolidated Financial Statements

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Condensed Consolidated Statements of Cash Flows
and for the period from inception (July 9, 2002) to March 31, 2006 (unaudited)

	For the three months ended March 31, 2006 (Unaudited)	For the three months ended March 31, 2005 (Unaudited)	For the period from inception (July 9, 2002) to March 31, 2006 (Unaudited)
OPERATING ACTIVITIES
Net loss	$(3,035,474)	$(1,449,642)	$(14,486,714)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	600,578	150,932	1,573,583
Amortization of debts discounts and debt insurance costs	664,914	—	664,914
Depreciation and amortization expense	51,122	33,399	341,409
Common stock issued in exchange for services	—	—	858,332
Preferred stock issued in exchange for services	—	—	85,000
Common stock issued to employees	—	—	83,896
Common stock issued to founders	—	—	16,000
Common stock issued to employees in lieu of compensation	—	3,630	985,156
Note payable in lieu of compensation	—	—	165,000
Impairment of long-lived assets	—	76,200	492,054
Changes in operating assets and liabilities:
Prepaid expenses	60,226	(29,657)	(284,148)
Other assets	—	—	(135,000)
Due to stockholders	(18,130)	(31,216)	83,761
Accounts payable and accrued liabilities	(409,008)	128,888	480,391
Net cash used in operating activities	(2,085,772)	(1,117,466)	(9,076,366)

INVESTING ACTIVITIES
Purchase of property and equipment	(28,742)	(333,361)	(967,694)
Net cash used in investing activities	(28,742)	(333,361)	(967,694)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	—	—	125,000
Proceeds from exercise of stock options	2,226	—	37,276
Proceeds from issuance of Redeemable Series A Convertible Preferred Stock	—	—	1,735,000
Costs associated with issuance of Redeemable Series A Convertible Preferred Stock	—	—	(52,871)
Proceeds from exercise of warrants to purchase Redeemable Series A Convertible Preferred Stock	137,120	—	305,001
Proceeds from issuance of redeemable Series B Convertible Preferred Stock	—	2,882,619	3,383,748
Costs associated with issuance of redeemable Series B Convertible Preferred Stock	—	—	(37,015)
Proceeds from issuance of notes payable	400,000	10,000	3,335,000
Bank overdraft, net	(62,269)	—	6,209
Deferred transaction costs related to recapitalization	(240,000)	—	(240,000)
Debt issuance costs	(156,164)	—	(198,545)
Repayments of notes payable	(240,000)	—	(490,000)
Proceeds from issuance of secured convertible term notes, net	3,781,400	—	3,781,400
Net cash provided by financing activities	3,622,313	2,892,619	11,690,203
Net increase in cash and cash equivalents	1,507,799	1,441,792	1,646,143

Cash and cash equivalents at beginning of period	138,344	3,018	—
Cash and cash equivalents at end of period	$1,646,143	$1,444,810	$1,646,143

See Notes to Condensed Consolidated Financial Statements

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

1.	Nature of Business and Management’s Plans

U.S. Open Healthcare Management, Inc. (“USOH”) was incorporated under the laws of the State of New York on July 9, 2002. Flagship Patient Advocates, Inc. (formerly known as Flagship Healthcare Management, Inc.) (“Flagship” or the “Company”) was incorporated under the laws of the State of Delaware on February 11, 2004. On February 18, 2004, USOH entered into an Agreement and Plan of Merger (the “Merger”) with Flagship. All of the outstanding shares of USOH common stock were converted into Flagship common stock, and the net assets of USOH were contributed to Flagship.

Flagship’s activities to date have been focused on developing a membership-based specialty healthcare advocacy company providing physician referrals, on a priority basis, and emergent care needs to its members, all linked by a sophisticated management system.

The accompanying condensed consolidated financial statements have been prepared on a going concern basis. As shown in the accompanying condensed consolidated financial statements, the Company has incurred losses in the development stage totaling $14,486,714 at March 31, 2006. These factors, among others, indicate that there is substantial doubt about the Company’s ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management recognizes that the Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to allow the Company to continue the development of its business plan and satisfy its obligations on a timely basis. Management believes that such cash flows will be funded by additional equity and/or debt financings through the time in which the Company evolves from the development stage and generates sufficient positive cash flows from its operations, if ever. However, there can be no assurance that management’s plans will be able to be achieved.

2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany transactions and balances have been eliminated.

As the Company has not yet commenced its principal business operations, at March 31, 2006, Flagship is considered to be a development stage company and as such the condensed consolidated financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

Interim financial statements

The interim condensed consolidated financial statements presented are unaudited, but in the opinion of management, have been prepared in conformity with accounting principles generally accepted in the United States of America applied on a basis consistent with those of the annual consolidated financial statements. Such interim condensed consolidated financial statements reflect all adjustments (consisting principally of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for any other interim period or for the year ending December 31, 2006. The interim condensed consolidated financial statements should be read in conjunction with the audited annual financial statements as of December 31, 2005 and 2004 and the accompanying notes included elsewhere in this Proxy Statement.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues, if any, and expenses during the reporting period. The accounting estimates that require management’s most difficult and subjective judgments include capitalization of certain assets, depreciable/amortizable lives, impairment of long-lived assets, and the fair value of common stock and options issued for services as well as the allocation of proceeds from the issuance of debt and equity instruments. Because of the uncertainty inherent in such estimates, actual results may differ from these estimates.

Reclassifications

Certain reclassifications have been made in the prior period financial statements to conform to the current period presentation.

Cash and Cash Equivalents

The Company considers all investments purchased with a maturity at the time of purchase of three months or less to be cash equivalents.

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

Restricted Cash

Included in other assets on the accompanying condensed consolidated balance sheet as of March 31, 2006 and December 31, 2005 is $135,000, which is being held to secure a letter of credit, related to the Company’s office space operating lease.

Property and Equipment

Property and equipment, consisting principally of computer equipment and capitalized purchased and internally developed software programs, are recorded at cost. Depreciation and amortization are provided for, using straight-line methods, in amounts sufficient to relate the cost of depreciable and amortizable assets to operations over their estimated useful lives. Repairs and maintenance are charged to operations as incurred.

The Company has adopted Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This statement requires that certain costs incurred in purchasing or developing software for internal use be capitalized as internal use software development costs and included in fixed assets. Amortization of the software will begin when the software is ready for its intended use.

The Company has adopted Securities Exchange Commission (“SEC”) Staff Accounting Bulletin No. 48, Transfers of Nonmonetary Assets by Promoters or Shareholders. This bulletin requires that transfers of nonmonetary assets or services to the Company by its shareholders in exchange for stock be recorded as the transferors’ historical cost basis determined under GAAP.

Long-Lived Assets

The Company periodically assesses the likelihood of recovering the cost of long-lived assets based on its expectations of future profitability and undiscounted cash flows. These factors, along with management’s plans with respect to the operations, are considered in assessing the recoverability of long-lived assets. The Company recorded a $76,200 impairment of long-lived assets during the three months ended March 31, 2005.

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company reduces credit risk by placing its cash and cash equivalents with major financial institutions with high credit ratings. At times, such amounts may exceed federally insured limits.

Fair Value of Financial Instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments under Statement of Financial Accounting Standards (“SFAS”) No. 107 approximate their carrying amounts presented in the accompanying condensed consolidated balance sheets at March 31, 2006 and December 31, 2005.

The Company has accounted for redeemable preferred stock in accordance with the provisions of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (“SFAS No. 150”). SFAS No. 150 requires the classification of certain financial instruments as liabilities, including instruments issued in the form of shares that are mandatorily redeemable. As the Redeemable Series A and Series B Convertible Preferred Stock issued by the Company are not mandatorily redeemable at a specified or determinable date, or upon an event that is certain to occur, the Company is not required to account for these instruments as liabilities under the provisions of SFAS No. 150 and as such has presented the Redeemable Series A and Series B Convertible Preferred Stock in the mezzanine section of the accompanying condensed consolidated balance sheets at March 31, 2006 and December 31, 2005.

Revenue Recognition

The Company recognizes revenues in accordance with SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB No. 101”) as amended by SEC Staff Accounting Bulletin No. 104, Revenue Recognition, revised and updated (“SAB No. 104”), which stipulates that revenue generally is realized or realizable and earned, once persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee is fixed or determinable and collectibility is reasonably assured. The Company sells memberships to individuals and institutions for access to its healthcare service offerings. The Company recognizes revenue ratably, over the life of the membership. The Company recognized $7,014 of revenue for the three months ended March 31, 2006.

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

Stock-Based Compensation

The Company accounts for share-based compensation to employees and directors in accordance with SFAS No. 123(R) (revised 2004), Share-Based Payment (“SFAS No. 123(R)”), which requires the recognition of compensation expense for employee stock options and other share-based payments. SFAS No. 123(R) was issued in December 2004. Under this method of adoption, expense related to employee stock options and other share-based payments is recognized over the relevant service period based on the fair value of each stock option grant.

The Company has accounted for non-employee compensation expense in accordance with Emerging Issues Task Force (“EITF”) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (“EITF 96-18”), which requires non-employee stock options to be measured at their fair value as of the earlier of the date at which a commitment for performance to earn the equity instruments is reached (“performance commitment date”) or the date at which performance is complete (“performance completion date”). Accounting for non-employee stock options which involve only performance conditions when no performance commitment date or performance completion date has occurred, as of the interim financial reporting date requires measurement at the instruments then-current fair value. As of March 31, 2006, the Company accounted for 2,325,000 options under the guidance of EITF 96-18.

The Company has followed the guidance outlined in FASB Interpretations (“FIN”) No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans (“FIN 28”) as it relates to computing expense when appreciation rights vest over time.

The fair value of each stock option grant to employees is estimated on the date of grant. The fair value of each stock option grant to non-employees is estimated on the applicable performance commitment date, performance completion date, or interim financial reporting date. A Black-Scholes option-pricing model, applying the following weighted average assumptions, was used to estimate the fair value for employee and non-employee stock options issued during each of the applicable periods:

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

	For the three months ended March 31, 2006	For the three months ended March 31, 2005
Dividend yield	0.00%	0.00%
Expected volatility	68.83%	80.67%
Risk-free rate	4.58% to 4.83%	4.39% to 4.58%
Expected life of options	10 years	10 years

The Company has made an evaluation as to which options or other equity instruments will ultimately vest and assumed a forfeiture rate of 20% when computing employee stock option expense for the three months ended March 31, 2006 and 2005.

Income Taxes

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized. The ultimate realization of deferred tax assets depends upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Comprehensive Income (Loss)

SFAS No. 130, Reporting Comprehensive Income, establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of financial statements. The statement requires additional disclosures in the financial statements for certain items; it does not affect the Company’s financial position or results of operations. The Company had no comprehensive income (loss) items for the period from inception (July 9, 2002) to March 31, 2006.

3.	Stock-Based Compensation

The Company recognized compensation expense of $535,813 and $30,295 for the three months ended March 31, 2006 and 2005, respectively, as a result of issuing options to employees, which is included in selling, general and administrative in the accompanying condensed consolidated statements of operations. In addition, the Company recognized compensation expense of $45,520 and $5,390 for the three months ended March 31, 2006 and 2005, respectively, as a result of issuing options to employees, which is included in membership services in the accompanying condensed consolidated statements of operations.

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

The Company recognized compensation expense of $19,245 and $115,246 for the three months ended March 31, 2006 and 2005, respectively, as a result of issuing options to non-employees, which is included in membership services in the accompanying condensed consolidated statements of operations.

The following is a summary of the Flagship’s stock option activity for the three months ended March 31, 2006:

	Options	Weighted Average Exercise Price	Weighted Average Fair Value

Options outstanding December 31, 2005	5,082,000	$0.14	$0.41

Options granted	2,279,000	0.62	0.18

Options exercised	(2,500)	0.89	0.71

Options cancelled	(187,500)	0.44	0.43

Outstanding, March 31, 2006	7,171,000	$0.559	$0.748

Exercisable, March 31, 2006	2,525,125	$0.167	$0.487

During the three months ended March 31, 2005, no stock options were granted or exercised. The options outstanding at March 31, 2006 have exercise prices ranging from $0.035 to $0.90 per share, have a weighted average remaining contractual life of approximately 9 years, and an intrinsic value of $5,845,497.

As of March 31, 2006, there were 2,525,125 exercisable options with a total intrinsic value of $1,850,338, and a weighted average remaining contractual term of approximately 8.4 years.

As of March 31, 2006, there was $1,390,923 of total deferred compensation cost related to options issued to employees that will be recognized in expense over a weighted average period of 2.4 years.

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

4.	Debt

Debt financings consist of the following as of March 31, 2006:

	Principal	Unamortized Debt Discount	Net

Laurus Convertible Note, due in installments commencing on February 1, 2007	$4,100,000	$(3,723,910)	$376,090
Junior Notes, due in installments commencing on February 1, 2007	3,000,000	(2,722,035)	277,965
Loan from officer, due on demand	10,000	—	10,000
	$7,110,000	$(6,445,945)	$664,055

Convertible Notes

Laurus Notes

On January 30, 2006 Flagship entered into a securities purchase agreement (the “Laurus Securities Agreement”) with Laurus Master Fund, Ltd. (“Laurus”). Under the Laurus Securities Agreement, Laurus purchased from the Company a secured convertible term note (the “Laurus Convertible Note”) in an aggregate principal amount of $4,100,000, which is collateralized by substantially all the assets of Flagship, including an investment in Finity Holdings, Inc. (“Finity”) held by the Company described below (Note 6). The Laurus Convertible Note bears interest at 1.0% above the prime rate, with a minimum interest rate of 7%, and is convertible in whole or in part into common stock of Flagship at a fixed conversion price of $0.90 per share at the election of Laurus.

Junior Notes

During 2005, the Company issued an aggregate of $3,100,000 in short-term notes, of which $2,050,000 was issued to officers and directors of the Company. Of the aggregate amount issued, $165,000 was issued to an officer of the Company in lieu of compensation. In February 2005, $250,000 of the amounts due to an officer was repaid. Of the aggregate amount issued, $2,850,000 was outstanding at December 31, 2005. During January 2006 the Company issued an additional $400,000 in short-term notes and repaid $240,000 of the notes issued in 2005.

On January 30, 2006 Flagship entered into a securities purchase agreement (the “Junior Securities Agreement”) with the certain holders of the Company’s short-term notes. Under the Junior Securities Agreement the note holders (the “Junior Note Holders”) agreed to convert $3,000,000 of the short-term notes previously issued into secured convertible term notes (the “Junior Notes”) in Flagship. The Junior Notes have substantially the same terms as the Laurus Convertible Note. The Junior Notes bear interest at 1.0% above the prime rate, with a minimum interest rate of 7% and are convertible into common stock of Flagship at a fixed conversion price of $0.90 per share at the election of the Junior Note Holders.

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

Laurus and Junior Notes

In connection with the Laurus Convertible Note and the Junior Notes (collectively the “Notes”), the Company issued 7,968,950 shares of common stock to the investors for consideration of $7,969 and issued warrants to purchase 1,086,957 shares of common stock at an exercise price of $0.92 per share. The warrants have a term of seven years. The aforementioned common shares and warrants include 1,951,596 shares of common stock and warrants to purchase 465,839 shares of common stock issued to certain shareholders and officers (the “Guarantors”) who have provided a limited guarantee of the Company’s obligation to Laurus.

The Company allocated the proceeds from the Notes based on the computed relative fair values of the debt and stock instruments issued. The value of the beneficial conversion feature was limited to the amount of the proceeds allocated to the debt component of both the Notes. The aggregate amounts allocated to the warrants, equity instruments and beneficial conversion feature of $7,100,000 were recorded as debt discounts at the date of issuance and are being amortized to interest expense over the terms of the Notes. The initial aggregate carrying value of the Notes at the time of closing was $0 after the debt discounts.

The following table presents the initial allocation of the proceeds to the components of both the Laurus Convertible Note and the Junior Notes:

	Laurus Convertible Note	Junior Notes	Total

Total Financing	$4,100,000	$3,000,000	$7,100,000
Less:
Relative fair value of beneficial conversion feature	1,749,257	1,294,435	3,043,692
Relative fair value of warrants	299,066	223,223	522,289
Relative fair value of common stock	1,849,046	1,374,342	3,223,388
Total	3,897,369	2,892,000	6,789,369

Fees paid directly to lenders	202,631	108,000	310,631
Total costs allocated	4,100,000	3,000,000	7,100,000
Carrying value of Notes	$—	$—	$—

The warrants included in the above tabulation were valued using a Black-Scholes model with the following assumptions: (1) common stock value of $0.90 per share; (2) expected volatility of 67.63%; (3) risk free interest rate of 4.39%; (4) term of 7 years; and (5) no dividend.

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

Transaction fees of $318,600 paid to both Laurus or its affiliates and the Junior Note Holders in connection with this financing were netted against the proceeds and considered in the calculation of the beneficial conversion feature. Financing costs of $198,546 paid to third parties associated with this financing are recorded as debt issuance costs and included in other assets on the accompanying condensed consolidated balance sheet at March 31, 2006.

During the three months ended March 31, 2006, $654,055 of the discount on the Notes has been accreted and included in amortization of debt discounts and debt issuance costs on the accompanying condensed consolidated statement of operations. Debt issuance costs allocated are amortized over the term of the debt using the interest method, which produces a constant periodic rate of return. During the three months ended March 31, 2006, $10,859 of debt issuance costs have been amortized and are included in amortization of debt discounts and debt issuance costs on the accompanying condensed consolidated statement of operations.

Commencing on February 1, 2007, Flagship is required to repay the Notes on a monthly basis over the following 24 months. In the event that any of the principal is converted into common stock, the amount converted shall be credited against the next monthly payment. Flagship has the option, but not the obligation, of prepaying any outstanding principal of the Notes by paying the principal amount, accrued interest and a redemption premium of 30%.

The Company entered into a registration rights agreement with both Laurus and the Junior Note Holders covering the registration of the common stock issued to Laurus, the Guarantors and the Junior Note Holders, the common stock underlying the Notes and the warrants issued to Laurus, the Guarantors and the Junior Note Holders. The Company is required to use its best efforts to file a registration statement and plans to do so upon the completion of the share exchange discussed below (Note 6).

5.	Redeemable Series A Convertible Preferred Stock

In January 2006, 500,439 warrants to purchase Redeemable Series A Convertible Preferred Stock were exercised at $0.274 for an aggregate purchase price of $137,120.

6.	Exchange Agreement

On January 30, 2006, the Company entered into a Share Exchange Agreement (the "Exchange Agreement") with Finity. The closing of the Exchange Agreement shall occur immediately following Finity’s filing and approval of a Restated and Amended Certificate of Incorporation which shall effectuate a name change of Finity, a one (1) for one hundred twenty-five (125) reverse stock split, and an increase in the authorized shares to a total of 130,000,000 shares of capital stock (the “Closing”). After the Closing, the minority shareholders of Finity will own approximately 174,902 shares of Finity’s common stock, less than 1%, after the reverse stock split. Finity will acquire all of the issued and outstanding capital stock of Flagship from the Flagship stockholders on a one-for-one basis in exchange for an aggregate of 55,587,755 newly-issued shares of Finity’s common stock (the “Exchange”).

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

In connection with the Exchange Agreement, the Laurus Convertible Note and the Junior Notes, Flagship purchased 34,000,000 shares of common stock of Finity from Common Solutions LLC on January 30, 2006 for $240,000. As a result Flagship controls 60.9% of the voting stock of Finity and accordingly the results of Finity have been included with those of the Company since January 30, 2006. The funds for the purchase of these shares came from the financings discussed above (Note 4). As described above, upon the Closing, Finity will acquire all of the issued and outstanding capital stock of Flagship on a one-for-one basis in exchange for an aggregate of 55,587,755 newly issued shares of Finity’s common stock. The shares of Finity currently held by Flagship will be cancelled at the time of the Closing. As of March 31, 2006, the Company has recorded the $240,000 purchase price as a deferred transaction cost related to the Exchange, which will be charged to operations upon consummation of the Exchange.

Finity filed a proxy statement on April 20, 2006 seeking stockholder approval. The Exchange is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986. Upon completion of the Exchange, Finity will cease to be a shell company and the operations of Flagship will be the only operations of Finity. Since the stockholders of Flagship will receive the majority of the voting shares of Finity, Finity will carry on the business of Flagship, and the officers and directors of Flagship are expected to become the officers and directors of Finity, the transaction will be accounted for as Flagship being the accounting acquirer and Finity being the accounting acquiree. Since Finity is a non-operating shell corporation no longer meeting the definition of a business as defined in EITF Consensus 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business, the transaction will be equivalent to Flagship issuing stock for the net liabilities of Finity accompanied by a recapitalization. The accounting will be identical to that resulting from a reverse acquisition, except that there will be no adjustments to the historic carrying values of the assets and liabilities.

7.	Warrants

Outstanding warrants issued in connection with financings consist of the following at March 31, 2006:

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

	Warrants	Exercise Price	Expiration
Laurus warrants to purchase common stock	621,118	$0.92	1/30/2013
Guarantor warrants to purchase common stock	465,839	$0.92	1/30/2013
Junior Note Holder warrants to purchase common stock	815,217	$0.92	1/30/2013
Series A Preferred Stock Holders warrants to purchase Series A Preferred Stock	215,328	$0.27
	2,117,502

The Redeemable Series A Convertible Preferred Stock Holder Warrants are exercisable in whole or in part, at any time and from time to time after the issuance date and ending on the earliest to occur (a) the consummation of a Qualified Public Offering as defined, (b) the closing of an Extraordinary Transaction as defined, (c) on the fifth anniversary of the date of the Warrant or (d) the conversion of all outstanding shares of Redeemable Series A Convertible Preferred Stock into common stock.

8.	Pending Litigation

A former independent contractor (the “Plaintiff”) has filed a lawsuit against the Company, among others. The Plaintiff alleges that he was promised employment with the Company and performed services to Flagship based on these promises. The Plaintiff is seeking compensatory and punitive damages, including the issuance of additional shares of stock for these services and attorney fees in an aggregate amount of approximately $1,800,000. The Company believes this lawsuit is without merit and intends to defend it vigorously. In management’s opinion the final resolution of this matter will not have material impact on the consolidated financial position or results of operations of the Company.

9.	Acquisition

In February 2006, Flagship entered into a letter of intent to acquire the assets of PEMMS Limited. (“PEMMS”), an early-stage technology company focusing on the personal health market. The transaction will provide Flagship with several strategic benefits, primarily the acquisition of the PEMMS Personal Electronic Medical Management Systems software, a proprietary secure web-based repository wherein an individual can store his/her own medical records to be later retrieved at a moments notice. Pursuant to the letter of intent, the assets of PEMMS will be acquired for 300,000 shares of Finity’s common stock. The existing employees of PEMMS will become employees of Flagship and Flagship will acquire the existing contracts and assets of PEMMS. The transaction is expected to close after the Exchange.

Prior to the Letter of Intent, Flagship had an agreement with PEMMS to license PEMMS proprietary software. Simultaneously, Flagship also entered into an agreement with PEMMS wherein PEMMS would provide all maintenance, support, and hosting services. During 2005, Flagship paid PEMMS $178,875 for such services.

Flagship Patient Advocates, Inc. and Subsidiary
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (unaudited)

10.	Supplemental disclosure of non-cash investing and financing activities.

	For the three months ended March 31, 2006 (Unaudited)	For the three months ended March 31, 2005 (Unaudited)	For the period from inception (July 9, 2002) to March 31, 2006 (Unaudited)

Value of contributions in-kind relating to redeemable Series A convertible preferred stock issued	$—	$—	$85,000

Value of contributions in-kind relating to common stock issued	$—	$—	$760,000

Value of warrants issued in connection with Redeemable Series A Convertible Preferred Stock	$—	$—	$143,066

Common stock issued to founders	$—	$—	$16,000

Accretion of Redeemable Series A Convertible Preferred Stock	$4,838	$4,779	$40,534

Accretion of Redeemable Series B Convertible Preferred Stock	$1,995	$625	$6,250

Common stock issued in lieu of compensation	$—	$—	$606,250

Cancellation of founder’s shares	$—	$—	$3,510

Allocation of value to common stock issued in connection with convertible debt financings	$3,223,389	$—	$3,223,389

Allocation of warrants issued in connection with convertible debt financings	$522,289	$—	$522,289

Allocation of value to beneficial conversion feature in connection with convertible debt financings	$3,043,692	$—	$3,043,692

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-36

Financial Statements:

Balance Sheet, as of December 31, 2005	F-37

Statements of Operations, for the years ended December 31, 2005 and 2004 and for the period from inception (July 9, 2002) to December 31, 2005	F-38

Statements of Stockholders’ Equity (Deficit), for the years ended December 31, 2005 and 2004 and for the period from inception (July 9, 2002) to December 31, 2005	F-39

Statements of Cash Flows, for the years ended December 31, 2005 and 2004 and for the period from inception (July 9, 2002) to December 31, 2005	F-41

Notes to Financial Statements	F-42 - F-58

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Flagship Patient Advocates, Inc. (formerly known as Flagship Healthcare Management, Inc.)

We have audited the accompanying balance sheet of Flagship Patient Advocates, Inc. (formerly known as Flagship Healthcare Management, Inc.) (a development stage company) as of December 31, 2005, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2005 and 2004, and for the period from inception (July 9, 2002) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flagship Patient Advocates, Inc. (formerly known as Flagship Healthcare Management, Inc.) as of December 31, 2005, and its results of operations and cash flows for the years ended December 31, 2005 and 2004, and for the period from inception (July 9, 2002) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has incurred net losses from inception and has working capital and net capital deficiencies. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ J.H. Cohn LLP

Jericho, New York
March 31, 2006

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Balance Sheet
As of December 31, 2005

ASSETS
Current Assets:
Cash and cash equivalents	$138,344
Prepaid expenses and other current assets	327,978
Total current assets	466,322

Property and equipment, net	581,165
Deferred registration costs	58,379
Restricted cash	135,000
Total	$1,240,866

LIABILITIES AND STOCKHOLDERS’ DEFECIT
Current Liabilities:
Accounts payable	$534,651
Accrued liabilities	354,748
Bank Overdraft	68,478
Due to stockholder	18,130
Notes payable	2,850,000
Total current liabilities	3,826,007

COMMITMENTS AND CONTINGENCIES

Redeemable Series A Convertible Preferred Stock; $0.001 par value, 10,948,906 shares authorized 7,255,042 shares issued and outstanding (liquidation value of $1,987,881)	1,827,639
Redeemable Series B Convertible Preferred Stock; $0.001 par value, 7,692,308 shares authorized, 5,205,768 shares issued and outstanding (liquidation value of $3,383,748)	3,350,988

Stockholders’ Deficit:
Preferred stock, $0.001 par value: 11,358,786 shares authorized, 0 shares issued and outstanding	—
Common stock, $0.001 par value: 70,000,000 shares authorized 34,567,560 shares issued and outstanding	34,567
Additional paid-in capital	3,652,905
Deficit accumulated during the development stage	(11,451,240)
Total stockholders’ deficit	(7,763,768)
Total	$1,240,866

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Statements of Operations
For the years ended December 31, 2005 and 2004
and for the period from inception (July 9, 2002) to December 31, 2005

	2005	2004	For the period from inception (July 9, 2002) to December 31, 2005

Subscription revenue	$5,194	$—	$5,194
Costs of revenue	2,649	—	2,649
Gross Profit	2,545	—	2,545

Operating expenses:
Membership services	2,338,408	874,891	3,213,299
Selling, general and administrative	4,851,815	1,969,631	7,413,672
Depreciation and amortization expense	263,131	15,757	290,287
Impairment of long-lived assets	97,500	394,554	492,054
Total operating expenses	7,550,854	3,254,833	11,409,312

Loss from operations	(7,548,309)	(3,254,833)	(11,406,767)

Interest income	6,341	5,936	12,736
Interest expense	(57,209)	—	(57,209)

Loss before provision for income taxes	(7,599,177)	(3,248,897)	(11,451,240)
Provision for income taxes	—	—	—
Net loss	$(7,599,177)	$(3,248,897)	$(11,451,240)

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Statements of Stockholders’ Equity (Deficit)
For the years ended December 31, 2005 and 2004
and for the period from inception (July 9, 2002) to December 31, 2005

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balances at July 9, 2002 (inception)	—	$—	$—	$—	$—
Issuance of common stock to founders at $0.001 per share in August 2002	16,000,000	16,000	—	—	16,000
Sale of common stock	2,857,150	2,857	122,143	—	125,000
Net loss	—	—	—	(107,271)	(107,271)

Balances at December 31, 2002	18,857,150	18,857	122,143	(107,271)	33,729
Issuance of common stock in exchange for goods and services at $0.056 per share in August 2003	13,678,910	13,679	746,321	—	760,000
Issuance of common stock to employees at $0.056 per share in August 2003	1,510,000	1,510	82,386	—	83,896
Cancellation of founders’ shares at $0.001 per share in August 2003	(3,510,000)	(3,510)	3,510	—	—
Issuance of options to purchase common stock to employees for services	—	—	37,243	—	37,243
Net loss	—	—	—	(495,895)	(495,895)

Balances at December 31, 2003	30,536,060	30,536	991,603	(603,166)	418,973
Exercise of stock options at $0.035 per share in August 2004	1,000,000	1,000	34,000	—	35,000
Value of warrants issued in connection with the sale of Redeemable Series A Convertible Preferred Stock	—	—	143,066	—	143,066
Accretion of Redeemable Series A Convertible Preferred Stock	—	—	(16,223)	—	(16,223)
Issuance of options to purchase common stock to employees for services	—	—	95,162	—	95,162
Issuance of options to purchase common stock to non-employees for services	—	—	275,951	—	275,951
Net loss	—	—	—	(3,248,897)	(3,248,897)

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Statements of Stockholders’ Equity (Deficit)
For the years ended December 31, 2005 and 2004
and for the period from inception (July 9, 2002) to December 31, 2005

Balances at December 31, 2004	31,536,060	31,536	1,523,559	(3,852,063)	(2,296,968)
Exercise of stock options at $0.20 per share in September 2005	250	—	50	—	50
Accretion of Redeemable Series A Convertible Preferred Stock	—	—	(19,473)	—	(19,473)
Accretion of Redeemable Series B Convertible Preferred Stock	—	—	(4,255)	—	(4,255)
Stock issued in lieu of compensation at $0.525 per share in March 2005	3,031,250	3,031	1,588,375	—	1,591,406
Issuance of options to purchase common stock to employees for services	—	—	243,470	—	243,470
Issuance of options to purchase common stock to non-employees for services	—	—	321,179	—	321,179
Net loss	—	—	—	(7,599,177)	(7,599,177)
Balances at December 31, 2005	34,567,560	$34,567	$3,652,905	$(11,451,240)	$(7,763,768)

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Statements of Cash Flows
For the years ended December 31, 2005 and 2004
and for the period from inception (July 9, 2002) to December 31, 2005

OPERATING ACTIVITIES	2005	2004	For the period from inception (July 9, 2002) to December 21, 2005
Net loss	$(7,599,177)	$(3,248,897)	$(11,451,240)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation expense	564,649	371,114	973,005
Depreciation and amortization expense	263,131	15,757	290,287
Common stock issued in exchange for services	—	—	251,683
Redeemable Series A Convertible Preferred Stock issued in exchange for services	—	85,000	85,000
Common stock issued to employees	—		83,896
Common stock issued to founders	—		16,000
Common stock issued to employees in lieu of compensation	985,156		985,156
Note payable issues in lieu of compensation	165,000		165,000
Impairment of long-lived assets	97,500	394,554	492,054
Changes in operating assets and liabilities:
Restricted cash	—	(135,000)	(135,000)
Prepaid expenses and other assets	(362,665)	(5,666)	(386,355)
Due to stockholders	(13,086)	(51,487)	101,893
Accounts payable and accrued liabilities	297,981	1,164,950	1,495,647
Net cash used in operating activities	(5,601,511)	(1,409,675)	(7,032,974)

INVESTING ACTIVITIES
Purchases of property and equipment	(531,304)	(332,636)	(938,952)
Net cash used in investing activities	(531,304)	(332,636)	(938,952)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	—	—	125,000
Proceeds from exercise of stock options	50	35,000	35,050
Proceeds from issuance of Redeemable Series A Convertible Preferred Stock	—	1,735,000	1,735,000
Costs associated with issuance of Redeemable Series A Convertible Preferred Stock	—	(52,871)	(52,871)
Proceeds from exercise of warrants to purchase Redeemable Series A Convertible Preferred Stock	167,880	—	167,880
Proceeds from issuance of Redeemable Series B Convertible Preferred Stock	3,383,748	—	3,383,748
Costs associated with issuance of Redeemable Series B Convertible Preferred Stock	(37,015)	—	(37,015)
Proceeds from issuance of notes payable	2,935,000	—	2,935,000
Bank Overdraft	68,478	—	68,478
Repayments of notes payable	(250,000)	—	(250,000)
Net cash provided by financing activities	6,268,141	1,717,129	8,110,270
Net (decrease) increase in cash and cash equivalents	135,326	(25,182)	138,344
Cash and cash equivalents at beginning of period	3,018	28,200	-
Cash and cash equivalents at end of period	$138,344	$3,018	$138,344

Supplemental disclosure of non-cash investing and financing activities:
Value of contributions in-kind relating to Redeemable Series A Convertible Preferred Stock issued	$—	$85,000	$85,000
Value of contributions to in-kind relating to common stock issued	$—	$—	$760,000
Value of warrants issued in connection with Redeemable Series A Convertible Preferred Stock issued	$—	$143,066	$143,066
Common stock issued to founders	$—	$16,000	$16,000
Accretion of Redeemable Series A Convertible Preferred Stock	$19,473	$16,223	$35,696
Accretion of Redeemable Series B Convertible Preferred Stock	$4,255	$—	$4,255
Common stock issued in lieu of compensation	$606,250	$—	$606,250
Cancellation of Founders’ shares	$—	$—	$3,510

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Financial Statements

1.	Nature of Business and Basis of Presentation

U.S. Open Healthcare Management, Inc. (“USOH”) was incorporated under the laws of the State of New York on July 9, 2002. Flagship Patient Advocates, Inc. (formerly known as Flagship Healthcare Management, Inc.) (“Flagship” or the “Company”) was incorporated under the laws of the State of Delaware on February 11, 2004. On February 18, 2004, USOH entered into an Agreement and Plan of Merger (the “Merger”) with Flagship. All of the outstanding shares of USOH common stock were converted into Flagship common stock, and the net assets of USOH were contributed to Flagship.

Flagship’s activities to date have been focused on developing a membership-based specialty healthcare advocacy company providing physician referrals, on a priority basis, and emergent care needs to its members, all linked by a sophisticated management system.

As the Company has not yet commenced its principal business operations, at December 31, 2005, Flagship is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

The accompanying financial statements have been prepared on a going concern basis. As shown in the accompanying financial statements, the Company has incurred losses in the development stage totaling $11,451,240 at December 31, 2005. These factors, among others, indicate that there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management recognizes that the Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to allow the Company to continue the development of its business plan and satisfy its obligations on a timely basis. Management believes that such cash flows will be funded by additional equity and/or debt financings through the time in which the Company evolves from the development stage and generates sufficient positive cash flows from its operations, if ever. However, there can be no assurance that management’s plans will be able to be achieved.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues, if any, and expenses during the reporting period. The accounting estimates that require management’s most difficult and subjective judgments include capitalization of certain assets, depreciable/amortizable lives, impairment of long-lived assets, and the fair value of common stock and options issued for services as well as the allocation of proceeds from the issuance of equity instruments. Because of the uncertainty inherent in such estimates, actual results may differ from these estimates.

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Financial Statements

Cash and Cash Equivalents

The Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

Deferred Registration Costs

As of December 31, 2005, the Company has incurred deferred registration costs of $58,379 relating to expenses incurred in connection with a financing transaction. Upon consummation of this financing, the deferred registration costs will be amortized over the term of the debt. Should the financing prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Restricted Cash

Included in restricted cash on the accompanying balance sheet as of December 31, 2005 is $135,000, which is being held to secure a letter of credit, related to the Company’s office space operating lease (Note 12).

Property and Equipment

Property and equipment, consisting principally of computer equipment and capitalized purchased and internally developed software programs, are recorded at cost. Depreciation and amortization are provided for, using straight-line methods, in amounts sufficient to relate the cost of depreciable and amortizable assets to operations over their estimated useful lives. Repairs and maintenance are charged to operations as incurred.

The Company has adopted Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This statement requires that certain costs incurred in purchasing or developing software for internal use be capitalized as internal use software development costs and included in fixed assets. Amortization of the software will begin when the software is ready for its intended use.

The Company has adopted Securities Exchange Commission (“SEC”) Staff Accounting Bulletin No. 48, Transfers of Nonmonetary Assets by Promoters or Shareholders. This bulletin requires that transfers of nonmonetary assets or services to the Company by its shareholders in exchange for stock be recorded as the transferors’ historical cost basis determined under GAAP.

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Financial Statements

Long-Lived Assets

The Company periodically assesses the likelihood of recovering the cost of long-lived assets based on its expectations of future profitability and undiscounted cash flows. These factors, along with management’s plans with respect to the operations, are considered in assessing the recoverability of long-lived assets.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company reduces credit risk by placing its cash and cash equivalents with major financial institutions with high credit ratings. At times, such amounts may exceed federally insured limits.

Fair Value of Financial Instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments under Statement of Financial Accounting Standards (“SFAS”) No. 107 approximate their carrying amounts presented in the accompanying balance sheet at December 31, 2005.

The Company has accounted for redeemable preferred stock in accordance with the provisions of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (“SFAS No. 150”). SFAS No. 150 requires the classification of certain financial instruments as liabilities, including instruments issued in the form of shares that are mandatorily redeemable. As the Redeemable Series A and Series B Convertible Preferred Stock issued by the Company are not mandatorily redeemable at a specified or determinable date, or upon an event that is certain to occur, the Company is not required to account for these instruments as liabilities under the provisions of SFAS No. 150 and as such has presented the Redeemable Series A and Series B Convertible Preferred Stock in the mezzanine section of the accompanying balance sheet at December 31, 2005.

Revenue Recognition

The Company recognizes revenues in accordance with SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB No. 101”) as amended by SEC Staff Accounting Bulletin No. 104, Revenue Recognition, revised and updated (“SAB No. 104”), which stipulates that revenue generally is realized or realizable and earned, once persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee is fixed or determinable and collectibility is reasonably assured. The Company sells memberships to individuals and institutions for access to its healthcare service offerings. The Company recognizes revenue ratably, over the life of the membership. The Company recognized $5,194 of revenue for the year ended December 31, 2005.

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Financial Statements

Stock-Based Compensation

The Company has elected early adoption of SFAS No. 123(R) (revised 2004), Share Based Payment (“SFAS No. 123(R)”), which requires the recognition of compensation expense for employee stock options and other share-based payments. SFAS No. 123(R) was issued in December 2004. Under this method of adoption, expense related to employee stock options and other share-based payments is recognized over the relevant service period based on the fair value of each stock option grant.

The Company has accounted for non-employee compensation expense in accordance with Emerging Issues Task Force (“EITF”) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (“EITF 96-18”), which requires non-employee stock options to be measured at their fair value as of the earlier of the date at which a commitment for performance to earn the equity instruments is reached (“performance commitment date”) or the date at which performance is complete (“performance completion date”). Accounting for non-employee stock options which involve only performance conditions when no performance commitment date or performance completion date has occurred as of the interim financial reporting date requires measurement at the instruments then-current fair value.

The Company has followed the guidance outlined in FASB Interpretations (“FIN”) No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans (“FIN 28”) as it relates to computing expense when appreciation rights vest over time. As of December 31, 2005, the Company accounted for 2,055,000 options under the guidance of EITF 96-18.

The fair value of each stock option grant to employees is estimated on the date of grant. The fair value of each stock option grant to non-employees is estimated on the applicable performance commitment date, performance completion date, or interim financial reporting date. A Black-Scholes option-pricing model, applying the following weighted average assumptions, was used to estimate the fair value for employee and non-employee stock options issued during each of the applicable fiscal years:

	2005	2004
Dividend yield	0.00%	0.00%
Expected volatility	80.67%	80.33%
Risk-free rate	4.39% to 4.58%	4.14% to 4.71%
Expected life of options	10 years	10 years

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Financial Statements

The Company has made an evaluation as to which options or other equity instruments will ultimately vest and assumed a forfeiture rate of 20% when computing employee stock option expense for 2005 and 2004.

Income Taxes

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized. The ultimate realization of deferred tax assets depends upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Comprehensive Income (Loss)

SFAS No. 130, Reporting Comprehensive Income, establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of financial statements. The statement requires additional disclosures in the financial statements for certain items; it does not affect the Company’s financial position or results of operations. The Company had no comprehensive income (loss) items for the years ended December 31, 2005 and 2004 and for the period from inception (July 9, 2002) to December 31, 2005.

Recent Accounting Pronouncements Issued, Not Yet Adopted

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 153, Exchanges of Nonmonetary Assets (“SFAS No. 153”), an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions (“Opinion 29”), is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on the Company’s financial position and results of operations.

In June 2005, the FASB issued staff position (“FSP”) FSP 150-5, Issuer's Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable. This FSP articulates the staff’s position on SFAS No. 150, and clarifies the accounting treatment surrounding warrants for mandatorily redeemable shares, requiring companies to classify the warrants as a liability on the face of the balance sheet. The application of the FSP is effective for reporting periods beginning after June 30, 2005. The adoption of FSP 150-5 is not expected to have a material impact on the Company’s financial position and results of operations.

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Financial Statements

In December 2005, the FASB issued SFAS No. 154 Accounting Changes and Error Corrections (“SFAS No. 154”), a replacement of APB 29 and FASB Statement No. 3. Opinion 29 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The adoption of SFAS No. 154 is not expected to have a material impact on the Company’s financial position and results of operations.

3.	Property and Equipment, net

Property and equipment, net consists of the following at December 31, 2005:

		Estimated useful lives
Computer hardware	$186,905	3 years
Computer software	254,884	3 years
Equipment	93,003	5 years
Furniture and fixtures	206,702	6 years
Leasehold improvements	16,260	Shorter of life of asset or lease term
	757,754
Less: Accumulated depreciation and amortization	(176,589)
	$581,165

The Company recognized $394,554 of impairment expense in August 2004, related to software acquired in 2003 to build the Company’s member database tool. Development efforts pursued during 2004 related to new technology made it unlikely that the Company would derive any future benefit from the assets that were initially acquired in 2003. This amount is recorded as impairment in long-lived assets in the accompanying statement of operations for the year ended December 31, 2004.

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Financial Statements

The Company recognized $97,500 of impairment expense in December 2005, related to a physician database acquired in 2004. The physician database was put into use in early 2005; however, management made the determination that the software was not going to meet the growing needs of the business. Internal development efforts took place to create a new physician database and in December 2005 the assets initially acquired in 2004 were put out of service. This amount is recorded as impairment in long-lived assets in the accompanying statement of operations for the year ended December 31, 2005.

Depreciation and amortization expense was $263,131 and $15,757 for the years ended December 31, 2005 and 2004, respectively.

4.	Accrued Liabilities

Accrued liabilities consisted of the following at December 31, 2005:

Accrued professional fees	$202,628
Deferred rent	77,389
Accrued interest payable	57,210
Other	9,400
Accrued compensation benefits	8,121
$354,748

5.	Redeemable Series A Convertible Preferred Stock

The Company has authorized 30,000,000 shares of preferred stock, of which a total of 10,948,906 shares have been designated as Redeemable Series A Convertible Preferred Stock (“Series A Preferred Stock”) with a par value of $0.001 per share. In February 2004 and April 2004 (the “First Closing” and the “Second Closing”, respectively), the Company entered into a Securities Purchase Agreement with individual investors (the “Investors” or the “Holders”) to purchase a total of 6,642,341 of the Company’s Series A Preferred Stock and warrants to purchase 1,328,468 shares of the Company’s Series A Preferred Stock (the “Warrants”) at a price of $0.274 per share for an aggregate purchase price of $1,820,000, which consisted of $1,735,000 in cash. The Warrants are exercisable in whole or in part through February 11, 2010, subject to certain events as described in the Securities Purchase Agreement. The net proceeds from the First Closing and Second Closing were allocated to the Series A Preferred Stock and Warrants based on their relative fair values, resulting in an allocation of value to the warrants of $70,000, and a beneficial conversion feature of $73,066, which were recorded as additional paid-in capital, and a reduction in the carrying value of the Series A Preferred Stock.

During 2005, 612,701 warrants were exercised at $0.274 for an aggregate purchase price of $167,880.

Between August and December 2003, a shareholder of the Company incurred expenses on behalf of the Company relating to, among other things, salaries allocable to individuals working on Company matters, rent and other allocable expenses for space utilized at the shareholder’s office. As part of the First Closing, the Company issued 310,219 shares of the Company’s Series A Preferred Stock and 62,044 Warrants at $0.274 per share to settle these charges amounting to $85,000.

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Financial Statements

In connection with the First Closing and Second Closing the Company incurred issuance costs of $52,871, which was recorded as an offset to the carrying value of the Series A Preferred Stock.

As the redemption price, as described below, exceeds the recorded amount of the Series A Preferred Stock, the Company is accreting the difference using the effective interest method over the period from the date of issuance until February 11, 2010. Accretion of the carrying value of the Series A Preferred Stock was $19,473 and $16,223 for the years ended December 31, 2005 and 2004, respectively, and has been charged directly to additional paid-in capital.

The following is a summary of certain rights and preferences of the Series A Preferred Stock pursuant to the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”):

Redemption - Holders of a majority of the then outstanding shares of Series A Preferred Stock have the right to require the Company to redeem 50% and 100% of all outstanding shares of Series A Preferred Stock at any time after February 11, 2009 and February 11, 2010, respectively, at a redemption price per share equal to the Series A Original Purchase Price, as defined in the Certificate of Incorporation.

Dividends - The holders of the Series A Preferred Stock are entitled to any dividends declared on the common stock.

Liquidation - In the event of liquidation, dissolution or winding up of the Company, the holders of Series B preference amount to the holders of Series B Preferred Stock, if any, (See Note 6) the holders of the Series A Preferred Stock are entitled to receive in preference to all holders of other classes of stock their Series A preference amount, if any, as defined in the Certificate of Incorporation.

Conversion - The holders of the Series A Preferred Stock are entitled at any time, upon written election to the Company to cause a Voluntary Individual Conversion, as defined in the Certificate of Incorporation, of the Series A Preferred Stock into common stock. Each outstanding share of Series A Preferred Stock shall automatically be converted into common stock upon a Qualified Public Offering, as defined in the Certificate of Incorporation. As of December 31, 2005, each share of Series A Preferred Stock is convertible into one share of common stock.

Voting - Holders of Series A Preferred Stock shall be entitled to the number of votes equal to the largest number of shares of common stock into which such shares of Series A Preferred Stock could be converted on the record date of the vote or written consent of stockholders.

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Financial Statements

6.	Redeemable Series B Convertible Preferred Stock

The Company has designated 7,692,308 shares of preferred stock as Redeemable Series B Convertible Preferred Stock (“Series B Preferred Stock”) with a par value of $0.001 per share. In January 2005, March 2005 and April 2005 (the “Closings”), the Company entered into a Securities Purchase Agreement with individual investors (the “Investors” or the “Holders”) to purchase a total of 5,205,768 of the Company’s Series B Preferred Stock at a price of $0.65 per share.

In connection with the Closings, the Company incurred issuance costs of $37,015, which was recorded as an offset to the carrying value of the Series B Preferred Stock.

As the redemption price, as described below, exceeds the recorded amount of the Series B Preferred Stock, the Company is accreting the difference using the effective interest method over the period from the date of issuance until January 26, 2010. Accretion of the carrying value of the Series B Preferred Stock was $4,255 for the year ended December 31, 2005, and has been charged directly to additional paid-in capital.

The following is a summary of certain rights and preferences of the Series B Preferred Stock pursuant to the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”):

Redemption - Holders of a majority of the then outstanding shares of Series B Preferred Stock have the right to require the Company to redeem 50% and 100% of all outstanding shares of Series B Preferred Stock at any time after January 26, 2011 and January 26, 2010, respectively, at a redemption price per share equal to the Series B Original Purchase Price, as defined in the Certificate of Incorporation.

Dividends - The holders of the Series B Preferred Stock are entitled to any dividends declared on the common stock.

Liquidation - In the event of liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock are entitled to receive in preference to all holders of other classes of stock their Series B preference amount, if any, as defined in the Certificate of Incorporation.

Conversion - The holders of the Series B Preferred Stock are entitled at any time, upon written election to the Company to cause a Voluntary Individual Conversion, as defined in the Certificate of Incorporation, of the Series B Preferred Stock into common stock. Each outstanding share of Series B Preferred Stock shall automatically be converted into common stock upon a Qualified Public Offering, as defined in the Certificate of Incorporation. As of December 31, 2005, each share of Series B Preferred Stock is convertible into one share of common stock.

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Financial Statements

Voting - Holders of Series B Preferred Stock shall be entitled to the number of votes equal to the largest number of shares of common stock into which such shares of Series B Preferred Stock could be converted on the record date of the vote or written consent of stockholders.

7.	Stockholders’ Equity

Preferred Stock

The Company has authorized an aggregate of 30,000,000 shares of preferred stock with a par value of $0.001, of which a total of 10,948,906 shares have been designated as Series A Preferred Stock and 7,692,308 shares have been designated as Series B Preferred Stock. The remaining 11,358,786 shares were un-issued as of December 31, 2005.

Common Stock

All share data has been retroactively restated to reflect the conversion of USOH common stock and stock options into Flagship common stock and stock options in connection with the Merger.

During 2002, the Company sold 2,857,150 shares of the Company’s common stock resulting in aggregate proceeds of $125,000.

Through July 2003, certain of the Company’s shareholders incurred expenses on behalf of the Company relating to, among other things, salaries allocable to individuals working on Company matters, rent and other allocable expenses for space utilized at the offices of one of the shareholders and consulting expenses for consultants utilized to further the Company’s platform development. In accordance with EITF 96-18, the consideration of services rendered and the corresponding equity contribution were recorded at fair value. In addition, during August 2003, one of the Company’s shareholders contributed assets to the Company, with the expectation that such assets would further the Company’s platform development, some assets with the specific intent to be the basis on which the Company would build its member database tool for its core services. In accordance with SEC Staff Accounting Bulletin No. 48, Transfers of Nonmonetary Assets By Promoters Or Shareholders, the assets and the corresponding equity contribution were recorded at the shareholder’s historical cost basis. In August 2003, the aggregate of these amounts due to shareholders were contributed by the shareholders to the capital of the Company, and 13,678,910 common shares with a carryover basis of $760,000 were issued. Subsequently, the Company recognized $394,554 of impairment expense in August 2004 related to a portion of the assets that were contributed (Note 3).

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Financial Statements

During 2003, two of the Company’s founders contributed an aggregate of 3,510,000 shares of common stock to the Company: one of the Company’s founders contributed an aggregate of 2,000,000 shares of common stock to be reserved for the Company’s stock option plan, and two of the Company’s founders gave 1,510,000 shares of the Company’s common stock to employees resulting in $83,896 of compensation expense included in the accompanying statement of operations for the period from inception (July 9, 2002) to December 31, 2005.

In March 2005, the Company issued 3,031,250 shares of common stock to certain members of management to settle $606,250 of compensation costs accrued during the year ended December 31, 2004. The stock was issued at $0.525 per share and resulted in additional compensation expense of approximately $985,156.

As of December 31, 2005, 13,255,863 shares of common stock were available for future issuance.

8.	Stock-Based Compensation

2004 Stock Option and Grant Plan

From time to time, Flagship issued stock-based compensation to its officers, directors, employees and consultants. As of December 31, 2005 there were 9,000,000 shares authorized under the Company’s stock options plan. The maximum term of options granted is generally 10 years and generally options vest over a period of four years. However, the Board of Directors of the Company may approve other vesting schedules. Flagship has issued options to employees and non-employees under stock option agreements. Vested options may be exercised in whole or in part.

The exercise price of the stock options granted is determined by the Board of Directors on the date of grant, considering factors such as the sale of stock, results of operations.

Flagship recognized compensation expense of $209,743 and $81,200 for the years ended December 31, 2005 and 2004, respectively, as a result of issuing options to employees, which is included in selling, general and administrative in the accompanying statements of operations. In addition, Flagship recognized compensation expense of $33,727 and $13,962 for the years ended December 31, 2005 and 2004, respectively, as a result of issuing options to employees, which is included in membership services in the accompanying statements of operations.

During the years ended December 31, 2005 and 2004, Flagship recognized compensation expense of $321,179 and $275,951, respectively, as a result of issuing options to non-employees, which is included in membership services in the accompanying statements of operations.

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Financial Statements

The following is a summary of the Flagship’s stock option activity for the years ended December 31, 2003, 2004 and 2005:

	Options	Weighted Average Exercise Price	Weighted Average Fair Value
Options outstanding January 1, 2003	—	$—	$—

Options granted	2,430,000	0.035	0.037
Options exercised	—	—	—
Options cancelled	(80,000)	0.035	0.037

Outstanding, December 31, 2003	2,350,000	$0.035	$0.037

Options granted	3,203,000	0.117	0.205
Options exercised	(1,000,000)
Options cancelled	(90,000)	0.100	0.210

Outstanding, December 31, 2004	4,463,000	$0.093	$0.169

Options granted	2,162,000	0.200	0.471
Options exercised	—	—	—
Options cancelled	(1,543,000)	0.076	0.146

Outstanding, December 31, 2005	5,082,000	$0.142	$0.407

Exercisable, December 31, 2005	1,808,250	$0.092	$0.237
Exercisable, December 31, 2004	1,953,250	$0.076	$0.147

The options outstanding at December 31, 2005 and 2004 had an exercise price range of $0.035 to $0.89 and $0.035 to $0.20 per share, respectively. The options outstanding had a weighted average remaining contractual life of approximately 8.8 and 9.2 years, and intrinsic value of $4,352,980 and $837,893, respectively.

As of December 31, 2005 and 2004, there were 1,808,250 and 1,953,250 exercisable options with a total intrinsic value of $1,439,343 and $304,789, and a weighted average remaining contractual term of approximately 8.3 and 9.1 years, respectively.

As of December 31, 2005 and 2004, there was $772,628 and $169,461 of total deferred compensation cost related to options issued to employees, respectively.

9.	Note Payable

During 2005, the Company issued an aggregate of $3,100,000 in short-term notes, of which $2,050,000 was issued to officers and directors of the Company. Of the aggregate amount issued, $165,000 was issued to an officer of the Company in lieu of compensation. In February 2005, $250,000 of the amounts due to an officer was repaid. The notes bear interest at approximately 7.0%. Of the aggregate amount issued, $2,850,000 was outstanding at December 31, 2005 and $2,600,000 was converted into Secured Convertible Term Notes in January 2006 (Note 14).

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Financial Statements

10.	Retirement Plan

Defined Contribution Plan

The Company has a 401(k) Profit Sharing (“Plan”) available for substantially all employees who have been with the Company for a minimum of six months. Employees’ may contribute up to the annual Internal Revenue Service dollar limit. Company contributions to the Plan are at the discretion of the Company.  The Company has not made any contributions to the Plan to date.

11.	Income Taxes

A reconciliation of the statutory U.S. federal income tax rate to the Company’s effective tax was as follows:

	For the Year Ended December 31,
	2005	2004

Statutory U.S. rate	34.0%	34.0%
State and City income taxes, net of federal benefit	11.0%	11.0%
Effect of valuation allowance	(45.0%)	(45.0%)

Total income tax expense (benefit)	0.0%	0.0%

Significant components of the Company’s future tax assets at December 31, 2005 and 2004 are as follows:

	2005	2004

Net operating loss carryforwards	$4,445,000	$1,399,000
Depreciation	(14,100)	(21,700)
Deferred rent	17,600	(3,700)
Options expense	421,100	167,000
Impairment	255,700	177,500
Deferred tax assets	5,125,300	1,718,100
Effect of valuation allowance	(5,125,300)	(1,718,100)
Net deferred tax assets	$—	$—

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Financial Statements

The following table summarizes the change in the valuation allowance:

	For the Year Ended December 31,
	2005	2004

Valuation allowance at beginning of year	$(1,718,100)	$(262,700)
Charged to provision for income taxes	(3,407,200)	(1,455,400)
Valuation allowance at end of year	$(5,125,300)	$(1,718,100)

At December 31, 2005, the Company had net operating loss (“NOL”) carry forwards of approximately $9,878,000, which expire through 2025, subject to certain limitations. A full valuation allowance has been established because of the uncertainty regarding the Company’s ability to generate income sufficient to utilize the tax losses during the carryforward period. The increase of $3,407,200 and $1,455,400 in the valuation allowance for the years ended December 31, 2005 and 2004, respectively, is primarily due to the increase in the net operating loss of the Company over the same periods.

12.	Commitments and Contingencies

Leases

The Company leases office space under an operating lease, which covers a period from December 12, 2004 through December 29, 2010.

As of December 31, 2005, future minimum payments under this lease were as follows:

2006	$278,100
2007	286,443
2008	295,036
2009	303,887
2010	286,051
$1,449,517

Rent expense is recognized over the term of the lease on a straight-line basis. Total rent expense was $286,084 and $106,048 for the years ended December 31, 2005 and 2004, respectively. Included in accrued liabilities on the accompanying balance sheet as of December 31, 2005 is deferred rent of $77,389.

Litigation

From time to time, in the normal course of business, the Company may be involved in certain litigation and/or proceedings (Note 14).

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Financial Statements

13.	Related Party Transactions

From inception through December 2004, the Company’s principal operations were conducted from the offices of one of its principal shareholders. During that time, expenses totaling approximately $538,600 allocable to the Company, including salaries, rent and other direct and indirect expenses, were charged to the Company by the shareholder. From time to time, amounts incurred by shareholders on behalf of the Company have either been contributed to the equity of the Company, or repaid from available cash on hand.

During the year ended December 31, 2004, the Company incurred approximately $135,000 in software development costs payable to UCA Services, Inc., a subsidiary of NetFabric Holdings, Inc., a company which has a common principal shareholder with Flagship.

Due to stockholders on the accompanying balance sheet at December 31, 2005 represents amounts owed a stockholder of the Company for expenses paid on behalf of the Company.

14.	Subsequent Events

Fixed Price Convertible Notes

On January 30, 2006, Flagship entered into an agreement with certain investors to invest $7,100,000 in Secured Convertible Term Notes (the “Notes”) in Flagship. Of the $3,100,000 short-term notes discussed above (Note 9), $2,600,000 was converted as part of the Notes. The Notes are collateralized by the assets of Flagship, bear interest at the prime rate published in the Wall Street Journal plus 1.0% and are convertible into common stock of Flagship at a fixed conversion price of $0.90 per share. Commencing one year after the closing of the Notes, Flagship is required to repay the Notes on a monthly basis over the next 24 months. In the event that any of the principal is converted into common stock, the amount converted shall be credited against the next monthly payment. Flagship has the option of prepaying any outstanding principal by paying to the note holders 130% of the principal amount. In connection with the issuance of the Notes, Flagship issued to the investors 7,968,950 shares of common stock. The investors also received seven year warrants to purchase 1,902,174 shares of common stock of Flagship with an exercise price of $0.92 per share.

Acquisition

On January 30, 2006, Flagship purchased 34,000,000 shares of common stock of Finity Holdings, Inc. ("Finity") from Common Solutions LLC for $240,000. As a result, Flagship controls 60.9% of the voting stock of Finity. The funds for the purchase of these shares came from the financing discussed above. On the Closing of the Exchange Agreement (see below) Finity will acquire all of the issued and outstanding capital stock of Flagship on a one for one basis in exchange for an aggregate of 55,587,755 newly issued shares of Finity’s common stock. The shares of Finity held by Flagship will be cancelled at the time of the Closing.

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Financial Statements

The Exchange Agreement

On January 30, 2006, Flagship entered into a Share Exchange Agreement (the "Exchange Agreement") with Finity and with all of the stockholders (the "Stockholders") of Flagship. The closing shall occur immediately following Finity's filing of a Restated and Amended Certificate of Incorporation which shall effectuate a name change of Finity, a one hundred twenty five (125) for one (1) reverse stock split, and an increase in the authorized shares to a total of 130,000,000 shares of capital stock (the "Closing"). The minority shareholders of Finity will own approximately 174,092 shares of Finity common stock, less than 1%, after the reverse split and the Closing. Finity will acquire all of the issued and outstanding capital stock of Flagship from the Stockholders on a one for one basis in exchange for an aggregate of 55,587,755 newly-issued shares of Finity's Common Stock (the "Exchange"). Since the stockholders of Flagship will receive the majority of the voting shares of Finity, Finity will carry on the business of Flagship, and the officers and directors of Flagship will become the officers and directors of Finity, the transaction will be accounted for as Flagship being the accounting acquirer (legal acquiree) and Finity being the accounting acquiree (legal acquirer). Since at the closing Finity was a non-operating shell corporation no longer meeting the definition of a business as defined in EITF Consensus 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business, the transaction will be equivalent to Flagship issuing stock for the net liabilities of Finity accompanied by a recapitalization. The accounting will be identical to that resulting from a reverse acquisition, except that there will be no adjustments to the historic carrying values of the assets and liabilities.

The financial statements of Flagship prior to the recapitalization will become the historical financial statements of the combined entities.

Registration Rights

Pursuant to the terms of the Notes discussed above, Finity is required to file a registration statement with the SEC within 60 days of the Closing or April 30, 2006 whichever shall come first, registering all of the common stock underlying the investment and will have the registration declared effective within 120 days of funding. If the registration is not filed or declared effective by the SEC within the required timeframe, then Finity will be required to pay to the investors certain damages.

Flagship Patient Advocates, Inc.
(Formerly known as Flagship Healthcare Management, Inc.)
(A Development Stage Company)
Notes to Financial Statements

Pending Litigation

A former independent contractor (the “Plaintiff”) has filed a lawsuit against Flagship among others. The Plaintiff alleges that he was promised employment with the Company and performed services to Flagship based on these promises. The Plaintiff is seeking compensatory and punitive damages, including the issuance of additional shares of stock for these services and attorney fees in an aggregate amount of approximately $1,800,000. The Company believes this lawsuit is without merit and intends to defend it vigorously. In management’s opinion, the final resolution of this matter will not have material impact on the financial statements of the Company.

Acquisition of PEMMS Limited

In February 2006, Flagship entered into a letter of intent to acquire the assets of PEMMS Limited (“PEMMS”), an early-stage technology company focusing on the personal health market. The transaction will provide Flagship with several strategic benefits, primarily the acquisition of the PEMMS Personal Electronic Medical Management Systems software, a proprietary secure web-based repository wherein an individual can store his/her own medical records to be later retrieved at a moments notice.

In March 2005, Flagship entered into an agreement with PEMMS to license its proprietary software. Simultaneously, Flagship also entered into an agreement with PEMMS wherein PEMMS would provide all maintenance, support, and hosting services. During 2005, Flagship paid PEMMS $178,875 for these services.

Pursuant to the Letter of Intent, Flagship will acquire the assets of PEMMS for 300,000 shares of Finity's common stock. The existing employees of PEMMS will become employees of Flagship and Flagship will acquire the existing contracts and assets of PEMMS.

Exercise of Warrants:

In January 2006, 500,439 warrants were exercised at $0.274 for an aggregate purchase price of $137,120.

MANAGEMENT’S DISCUSSION ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations applies to Flagship.

General

Flagship is a development stage company with a limited operating history providing membership-based healthcare advocacy services to its members. Flagship is focused on providing priority access to renowned and clinically acclaimed physicians, which are typically difficult to access. We offer referrals, priority appointments, and personalized advocacy services to our members, all linked by a sophisticated and proprietary information management system. For Flagship, healthcare advocacy means brining about the delivery of exceptional “medicine at the speed of need” to each of our members. The Company’s business strategy calls for expansion through an increase in sales of membership by its internal and external sales forces. To this end, the Company will be investing substantial funds to increase its sales and marketing resources in order to grow revenues through the sale of memberships. Our business is largely dependant on the skills, experience and performance of key members of our senior management team. We have been increasing personnel in various departments including sales and marketing and membership services, as well as entering into agreements with independent third parties in order to position the company to sell our products and services, in order to grow revenue.

Three Month Period Ended March 31, 2006 Compared to the Three Month Period Ended March 31, 2005

Results of Operations

Revenue. Our total revenue increased to $7,014 for the three months ended March 31, 2006 versus $0 for the three months ended March 31, 2005. This increase is due to the Company beginning to sell memberships in late 2005. Revenue is expected to increase as the sale of memberships increases.

Costs of revenue. Our total costs of revenue increased to $2,199 for the three months ended March 31, 2006 versus $0 for the three months ended March 31, 2005. The increase is directly related to costs associated with membership sales which began in late 2005. These costs are expected to increase as the sales of memberships increases.

Costs and Expenses.

Membership services. Membership services expenses increased by $217,417 to $741,093 for the three months ended March 31, 2006 versus $523,676 for the three months ended March 31, 2005. This increase was principally due to the increase in wages and benefits related to an increase in call center personnel as we increased staff in order to provide services to our members as we begin to sell memberships. In addition there were costs associated with paying stipends to Regional Medical Directors in the three months period ended March 31, 2006. These costs were minimal in the same period of the prior year.

Selling, general and administrative. Selling, general and administrative expenses increased by $680,633 to $1,497,296 for the three months ended March 31, 2006 as compared to $816,663 for the three month period ended March 31, 2005. This increase was also principally attributable to an increase in wages and benefits related to an increase in sales personnel and the accounting for stock options issued to key personnel in the current period. These expenses were partially offset by a reduction in executive level management in 2006 versus 2005. Personnel were added in all other departments including IT, and sales and marketing in 2006. Expense increases were also related to accounting for stock compensation and the commencement of our sales campaign to acquire new members. This included design and printing costs associated with attendance at conferences and trade shows and promotional materials offset by expense reductions incurred in the same period last year relating to development of brand strategy. Other expenses including telephone, insurance and utilities increased with the addition in personnel.

Depreciation and amortization expense. Depreciation and amortization expense increased by $17,723 to $51,122 for the three months ended March 31, 2006 versus $33,399 for the three month period ended March 31, 2005. This increase is due to the purchase of property and equipment related to the increase in personnel and development of an IT platform in preparing for the increase in sales of memberships.

Impairment of long-lived assets. Impairment of long-lived assets was $0 for the three months ended March 31, 2006 versus $76,200 for the three months ended March 31, 2005. The impairment recorded in 2005 was due to management’s determination that the Company would not derive any future benefit from certain software that had been acquired in earlier years.

Interest income. Interest income increase by $9,493 to $11,564 for the three month period ended March 31, 2006 as compared to $2,071 for the three month period ended March 31, 2005. This increase was due to having cash on hand during the current three month period related to the Secured Convertible Term Note financing that took place in January 2006.

Amortization of debt discounts and debt issuance costs. Amortization of debt discounts and debt issuance costs increase to $664,914 for the three months ended March 31, 2006 versus $0 for the same period last year. This increase was due accretion of the discounts on the Secured Convertible Term Note financing that closed in January 2006. The costs allocated to the debt are charged to operations over the life of the debt using the interest method, which produces a constant periodic rate of return.

Interest expense. Interest expense increased by $95,653 to $97,428 for the three month period ended March 31, 2006 versus $1,775 for the three month period ended March 31, 2005. This increase is due to interest expense incurred in the current period related to the Secured Convertible Term Notes entered into in January 2006.

Liquidity and Capital Resources

At March 31, 2006 the Company had a working capital of $1,386,785 compared to working capital deficit of $3,359,685 at December 31, 2005. The increase is due to the conversion of certain Notes payable into the Secured Convertible Term Note financing that closed in January 2006 and additional proceeds received at the closing. The Company allocated the proceeds from the Notes based on the computed relative fair values of the debt and stock instruments issued. The value of the beneficial conversion feature was limited to the amount of the proceeds allocated to the debt component of both the Notes. The aggregate amounts allocated to the warrants, equity instruments and beneficial conversion feature of $7,100,000, were recorded as debt discounts at the date of issuance and are being amortized to interest expense over the terms of the Notes. The initial aggregate carrying value of both Notes at the time of closing was $0 after the debt discounts.

Net cash used in operating activities was $2,085,772 for the three months ended March 31, 2006 versus $1,117,466 for the three months ended March 31, 2005. This increase is principally due to the increase in expenses incurred in operations. Overall expenses increased principally due to the increase in personnel in membership services, sales and marketing and administration as the Company prepares to sell its product and deliver products and service to members, increase in sales and marketing activities.

Net cash used in investing activities was $28,742 for the three months ended March 31, 2006 versus $333,361 for the three months ended March 31, 2005. For the three months ended March 31, 2005, investing activities included one time purchases of IT equipment for the new office space including computers for new personnel and the Company’s computer systems to meet the increased demands as the sale of memberships increase. The purchases of equipment in the three month period ended March 31, 2006 consisted primarily of additional computers.

Net cash provided by financing activities during the three month period ended March 31, 2006 was $3,622,313 versus $2,892,619 during the three months ended March 31, 2005. The increase of $729,694 resulted from the net proceeds from the closing of the Secured Convertible Term Note financing in January 2006 of $3,781,400 versus the net proceeds of $2,882,619 from the closing of the Redeemable Series B Convertible Preferred Stock financing during the three months ended March 31, 2005.

On January 30, 2006, (the “Closing Date”) Flagship also entered into an Exchange Agreement (the "Exchange Agreement") with Finity Holdings, Inc. ("Finity"). The closing shall occur immediately following the filing by Finity of a Restated and Amended Certificate of Incorporation which shall effectuate a name change of Finity, one (1) for one hundred twenty five (125) reverse stock split, and an increase in authorized shares (the “Closing”), Finity will acquire all of the issued and outstanding capital stock of Flagship from the Flagship stockholders in exchange for an aggregate of 55,587,755 newly-issued shares of Finity’s Common Stock (the “Exchange”). Finity will assume all of the liabilities related to the Notes and warrants. In addition, Finity is required to file a registration statement with the SEC within 60 days of the Closing, registering all of the common stock underlying the investment and will have the registration declared effective within 120 days of funding. If the registration is not filed or declared effective by the SEC within the required timeframe, then Finity will be required to pay to the investors certain liquidated damages in cash.

Acquisitions

In February 2006, Flagship entered into a letter of intent to acquire the assets of PEMMS, Limited (“PEMMS”), an early-stage technology company focusing on the Personal Health market. The transaction will provide Flagship with several strategic benefits, primarily the acquisition of the PEMMS “MedVault” software, a secure web-based repository wherein an individual can store his/her own medical records to be later retrieved at a moments notice.

In March 2005, Flagship entered into an agreement to license the MedVault software from PEMMS. Simultaneously, Flagship also entered into an agreement with PEMMS wherein PEMMS would provide all maintenance, support, and hosting services.

Pursuant to the Letter of Intent, Flagship will acquire PEMMS for 300,000 shares of Finity's common stock. The existing employees of PEMMS will become employees of Flagship and Flagship will acquire the existing contracts and assets of PEMMS.

It has been determined that the value of the assets being acquired in this transaction are immaterial to Flagship’s financial position. In addition, on a combined basis, the operations of PEMMS during 2005 would be immaterial to Flagship.

The consummation of the PEMMS acquisition with Flagship will occur shortly after the closing of the Exchange. The closing of the Exchange shall follow the Reverse Stock Split and Share Authorization, and thus, Finity will have sufficient shares to close the PEMMS acquisition pursuant to the Letter of Intent. The 300,000 shares of common stock that will be issued in the PEMMS acquisition will be shares of Finity.

Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004

Results of Operations

Revenue. Our total revenue increased to $5,194 for the year ended December 31, 2005 versus $0 for the year ended December 31, 2004. This increase is due to the commencement of sales of memberships during the year ended December 31, 2005. Revenue is expected to increase as the sale of memberships increases.

Costs of revenue. Our total costs of revenue increased to $2,649 for the year ended December 31, 2005 versus $0 for the year ended December 31, 2004. The increase is directly related to costs associated with membership sales which began in 2005. These costs are expected to increase as the sales of memberships increases.

Costs and Expenses.

Membership services. Membership services expenses increased by $1,463,517 to $2,338,408 for the year ended December 31, 2005 versus $874,891 for the year ended December 31, 2004 This increase was principally due to the increase wages and benefits related to an increase in personnel as we increased staff in order to provide products and services to our members as we begin to sell memberships. In addition there were costs associated with paying stipends to Physician Chiefs and Regional Medical Directors in the year ended December 31, 2005. There were no such expenses in the same period of the prior year.

Selling, general and administrative. Selling, general and administrative expenses increased by $2,882,184 to $4,851,815 for the year ended December 31, 2005 as compared to $1,969,631 for the year ended December 31, 2004. This increase was also principally attributable to an increase in wages and benefits related to an increase in personnel. We added people in all departments including administration, IT, and sales and marketing. The Company incurred an increase in expenses in connection with the commencement of our sales campaign to acquire new members. This included design and printing costs related to marketing materials, postage and handling costs associated with the distribution of this material, and the development of a brand strategy. In addition, the Company moved to new headquarters in January 2005 to accommodate the increase in staff and to enable us to more efficiently provide services to our members as we begin to sell memberships. Other expenses including telephone, insurance and utilities increased with the addition in personnel and the acquisition of the new space.

Depreciation and amortization expense. Depreciation and amortization expense increased by $247,374 to $263,131 for the year ended December 31, 2005 versus $15,757 for the year ended December 31, 2004. This increase is due to the purchase of property and equipment related to the increase in personnel and development of an IT platform in preparing for the increase in sales of memberships.

Impairment of long-lived assets. Impairment of long-lived assets decreased by $297,054 to $97,500 for the year ended December 31, 2005 versus $394,554 for the year ended December 31, 2004. The impairment recorded for both years was due to management’s determination that the Company would not derive any future benefit from certain software that had been acquired in earlier years.

Interest income. Interest income increased by $405 to $6,341 for the year ended December 31, 2005 as compared to $5,936 for the year ended December 31, 2004. This increase was due to having cash on hand during the current year related to the Preferred Stock financing that took place in early 2005.

Interest expense. Interest expense increased to $57,209 for the year ended December 31, 2005 versus $0 for the year ended December 31, 2004. This increase is due to accrued interest expense related to loans made to the Company during the current year period. These loans were converted into Convertible Secured Notes in the financing that closed on January 30, 2006.

Liquidity and Capital Resources

At December 31, 2005 the Company had a working capital deficit of $3,359,685. This is principally due to the recognition of certain Demand Notes as current liabilities. These Demand Notes will be converted in Fixed Price Convertible Notes in connection with the financing more fully described below and will be reclassified as long-term liabilities. The balance of the deficit is related to the Company extending payment to its creditors.

Net cash used in operating activities was $5,601,511 for the year ended December 31, 2005 versus $1,409,675 for the year ended December 31, 2004. This increase is principally due to the increase in expenses incurred in operations. Overall expenses increased principally due to the increase in personnel in membership services, sales and marketing and administration as the Company prepares to sell its product and deliver products and services to members, increase in sales and marketing activities and the acquisition of the new office space.

Net cash used in investing activities was $531,304 for the year ended December 31, 2005 versus $332,636 for the year ended December 31, 2004. This increase was primarily due to increased purchases of IT equipment including computers for new personnel and the Company’s computer systems to meet the increased demands as the sale of memberships increase.

Net cash provided by financing activities during the year ended December 31, 2005 was $6,268,141 versus $1,717,129 during the year ended December 31, 2004. This increase was due to the receipt of net proceeds from the issuance of redeemable Series B preferred stock during the year ended December 31, 2005 of $3,346,733 versus the receipt of net proceeds of $1,682,129 from the issuance of redeemable Series A preferred stock during the year ended December 31, 2004. In addition the Company received loans totaling $2,935,000 to fund working capital needs of the Company including $1,885,000 from three officers of the Company. In January 2006 $2,600,000 of theses loans was converted into the Fixed Price Convertible Notes more fully described below.

On January 30, 2006 the Company entered into an agreement with certain investors to invest $7.1 million in Fixed Price Convertible Notes (the “Notes”) in Flagship. The Notes are collateralized by the assets of Flagship, bear interest at the prime rate published in the Wall Street Journal plus 1.0% and are convertible into common stock of the Company at a fixed conversion price of $0.90 per share. Commencing one year after the closing of the Notes, the Company is required to repay the Notes on a monthly basis over the next 24 months. In the event that any of the principal is converted into common stock, the amount converted shall be credited against the next monthly payment. Flagship has the option of prepaying any outstanding principal by paying to the note holders 130% of the principal amount. In connection with the issuance of the Notes, Flagship issued to the investors 7,968,950 shares of common stock. The investors also received seven year warrants to purchase 1,902,174 shares of common stock of Flagship with an exercise price of $0.92 per share.

The following discussion and analysis of financial condition and results of operations applies to Finity.

We ceased operations on June 5, 2001 and have focused on paying the Company debts, managing Company business and resolving legal issues. Our recent operating history offers little or no guidance with respect to our financial performance in the future.

As of December 31, 2005, the Company has no significant operations. The Company does not expect to have significant operating expenses in the next twelve months except for legal and accounting expenses. When our cash is exhausted, we will either need to raise additional funds or cease all operations.

There are uncertainties that may have a material impact upon our liquidity. Specifically, Douglas R. Baetz, Glenn M. Gallant are former directors. We expect these directors to seek indemnity from the Company in connection with the Plestina case. A request for a waiver by defendant to release the Company has been requested.

Three Months Ended March 31, 2006 Compared with Three Months Ended March 31, 2005

Revenues. We recorded no sales for the three months ended March 31, 2006 which resulted in no change from the same period in 2005.

General and Administrative Expenses. General and administrative expenses totaled $4,000 for the three months ended March 31, 2006, the total of which was for the 2005 year end audit. This compares with general and administrative expenses of $111 for the same period in 2005.

Interest Expense. Interest expense for the three months ended March 31, 2006 was $0 as compared to $5,163 for the same period in 2005. The decrease for the current three months is a result of the forgiveness of the shareholder note during the third quarter of 2005.

Net loss. The Company had net loss for the three months ended March 31, 2006, of $4,000 compared to a loss of $5,274 for the same period in 2005.

Liquidity and Capital Resources

Changes in cash flow. As of March 31, 2006 the Company had cash of $0 which represents no change from the cash position as of December 31, 2005.

For the three months ended March 31, 2006, the Company had $4,000 from financing activities. This is the result of Flagship paying certain accounting expenses on behalf of Finity. These amounts were forgiven by Flagship and have been recorded as additional paid in capital in the accompanying financial statements. This compares to $51 for the same period in 2005.

Liquidity. The Company has resolved its lack of liquidity with its impending reverse merger with Flagship.

YEAR ENDED DECEMBER 31, 2005 COMPARED TO THE YEAR ENDED DECEMBER 31, 2004

REVENUES

For the year ended December 31, 2005 and 2004 the Company had no revenue.

GENERAL AND ADMINSTRATIVE EXPENSES

General and administrative expenses totaled $54,951 for the year ended December 31, 2005, all for the preparation of the SEC and state reports. This compares with $48,676 for the corresponding period of the prior year. The expenses for the prior year period were incurred for the preparation of SEC and state reports and for legal fees more fully described in Item 2. Legal Proceedings.

INTEREST EXPENSE

For the year ended December 31, 2005, interest expense totaled $10,410. Interest expense for the corresponding period of the prior year totaled $19,738. The decrease in interest expense for 2005 was due to the forgiveness of the shareholder note.

As a result of the foregoing, the Company reported loss of $65,361 for the year ended December 31, 2005 compared to a loss of $68,414 for the corresponding period of the prior year.

MATERIAL CHANGES IN FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2005, the Company had a negative working capital of $76. This compares with cash of $182 for working capital as of December 31, 2004.

For the year ended December 31, 2004, the Company had $182 of cash which was used in its operating activities. This compares with $48,676 of cash used in operating activities for the corresponding prior year. The decrease in cash used in generating activities resulted from reduced general and administrative expenses.

For the year ended December 31, 2005, the Company had cash flows from financing activities of $2,693. This compares with cash flows from financing activities of $48,616 for the corresponding prior year. All of the cash flows from financing activities for both periods were from proceeds from a related party.

FORGIVENESS OF DEBT

During the third quarter of 2005, the Company recognized $264,402 of additional paid in capital as a result of the forgiveness of debt from a related party.

There were no investing activities in either period.

Regulatory Approvals

No federal or state regulatory approvals are required for the transaction with PEMMS or Flagship.

Reports, Opinions or Appraisals

No reports, opinions or appraisals have been received from any outside party with respect to the PEMMS and Flagship transactions.

Past Contracts or Negotiations

There have been no contracts or negotiations by parties to the PEMMS and Flagship transactions, or their affiliates, during the period for which financial statements are presented.

DESCRIPTION OF FLAGSHIP’S SECURITIES

Market

There is no established public trading market for which the common stock of Flagship is being traded.

Holders

There are currently 67 holders of Flagship’s common stock.

Dividend Policy

Flagship has not and does not intend to pay any cash dividends on its common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses information as of December 31, 2005 with respect to compensation plans (including individual compensation arrangements) under which Flagship’s equity securities are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,857,000	$.434	3,143,000
Equity compensation plans not approved by security holders	0	n/a	0
Total	4,857,000		3,143,000

DESCRIPTION OF FINITY’S SECURITIES

Common Stock

Holders of shares of the Company’s Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of any liquidation, dissolution or winding up, the holders of Common Stock are entitled to a pro-rata share of all assets remaining after payment in full of all liabilities and preferential payments, if any, to holders of Preferred Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Holders of Common Stock have no preemptive rights to purchase our Common Stock. There are no conversion or redemption rights or sinking fund provisions with respect to our Common Stock.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company’s Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends for the foreseeable future.

Dividend Policy

The Company does not intend to pay any cash dividends on its Common Stock in the foreseeable future. All cash resources are expected to be invested in developing the Company’s business plan.

Holders

The Company has issued an aggregate of 55,761,512 shares of its Common Stock to 101 entities.

Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses information as of December 31, 2005 with respect to compensation plans (including individual compensation arrangements) under which Finity’s equity securities are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	0	0	0
Equity compensation plans not approved by security holders	0	0	0
Total	0	0	0

(1)	Consists of securities available for issuance pursuant to Finity’s Stock Option and Grant Plan, which has been approved by our Board of Directors and Stockholders.

Options and Warrants

As of December 31, 2005, Finity had no outstanding options or warrants.

Changes in and Disagreements with Accountants

During the two most recent fiscal years and from December 31, 2005 to the date of this report, there were no disagreements with the auditors of Flagship nor the auditors of Finity on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.

Representatives of the principal accountants for the current year and for the most recently completed fiscal year:

a.    Are not expected to be present at the Meeting;

b.    Will have the opportunity to make a statement if they desire to do so; and

c.    Are not expected to be available to respond to appropriate questions.

Submission Of Shareholder Proposals

If you wish to have a proposal included in our proxy statement and form of proxy for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by us at our principal executive offices on or before March 15, 2007. A proposal which is received after that date or which otherwise fails to meet the requirements for shareholder proposals established by the SEC will not be included. The submission of a shareholder proposal does not guarantee that it will be included in the proxy statement.

Form 10-KSB

This proxy statement is accompanied by a copy of the Company’s latest Form 10-KSB, as filed with the SEC on April 7, 2006.

Other Matters

As of the date of this Proxy Statement, The Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the Reverse Stock Split, Share Authorization and the Name Change Proposal. Should any other matter be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The public may read and copy any materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains the reports, proxy and information statements and other information regarding Finity that we have filed electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.

BY ORDER OF THE BOARD OF  DIRECTORS

/s/ Fred F. Nazem

Fred F. Nazem, Chief Executive Officer and Chairman

June 15, 2006

APPENDIX A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FLAGSHIP PATIENT ADVOCATES GROUP, INC.

ARTICLE I

NAME OF CORPORATION

The name of the Corporation is Flagship Patient Advocates Group, Inc. (hereinafter, the "Corporation"). The Corporation's original Certificate of Incorporation was filed on February 5, 1993 under the name Columbia Capital Corp. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE II

REGISTERED OFFICE; REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at that address is Corporation Service Company.

ARTICLE III

PURPOSE; TERM OF EXISTENCE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware. The period during which the Corporation shall continue is perpetual.

ARTICLE IV

CAPITAL STOCK

SECTION A. The amount of total authorized capital stock of this Corporation shall be One Hundred Thirty Million shares, divided as follows: (i) One Hundred Twenty-Five Million shares of Common Stock, with $0.001 par value (the "Common Stock"), and (ii) Five Million shares of Preferred Stock (the "Preferred Stock").

SECTION B. The Preferred Stock may be issued from time to time as herein provided in one or more series. The Board of Directors shall have the full authority to determine and state the designations and the relative rights (including, without limitation, if any, par value, conversion rights, participation rights, voting rights, dividend rights, and stated, redemption and liquidation values), ranking preferences, limitations and restrictions of each such series by the adoption of resolutions prior to the issuance of each such series authorizing the issuance of such series. All shares of Preferred Stock of the same series shall be identical with each other in all respects, except will respect to the right to receive dividends which may vary depending on the date of purchase.

SECTION C: The Corporation has effectuated a one hundred twenty-five (125) to one (1) reverse stock split as to its shares of Common Stock outstanding as of January 31, 2006, which decreased its authorized shares of Common Stock from 100,000,000 shares to 800,000 shares. The reverse stock split shall not change the authorized capital stock of the Corporation or par value thereof from that authorized in Section A of this Article. No fractional shares will be issued in connection with the reverse stock split and all fractional interests will be rounded up to the next whole share.

ARTICLE V

DIRECTORS

SECTION A. NUMBER; TERM

The maximum number of directors shall be defined by the Board of Directors in accordance with the Bylaws and the minimum number of directors shall be three.

SECTION B. QUALIFICATIONS

Directors need not be stockholders of the Corporation nor be residents of the State of Delaware.

SECTION C. VACANCIES

Subject to the rights, if any, of the holders of shares of any class or series of Preferred Stock then outstanding to elect directors under specified circumstances as may be required by the DGCL or applicable regulations of any exchange on which the Corporation's capital stock may be listed, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, or removal shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the director's term. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION D. BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

SECTION E. LIMITED LIABILITY

No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this section by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE VI

PROVISIONS FOR REGULATIONS OF
BUSINESS AND CONDUCT OF AFFAIRS OF THE CORPORATION

SECTION A. MEETINGS

Meetings of the stockholders and the directors of this Corporation may be held either within or without the State of Delaware, and at such place as the Bylaws shall provide or, in default of such provisions, at such place as the Board of Directors shall designate.

SECTION B. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented, indemnify each person who is or was a director, officer, manager, or employee of the Corporation, or of any other corporation, partnership, joint venture, limited liability company, trust or other enterprise which he is serving or served in any capacity at the request of the Corporation, from and against any and all liability and reasonable expense, as and when incurred, that may be incurred by him in connection with or resulting from any claim, actions, suit or proceeding (whether actual or threatened, brought by or in the right of the corporation of such other corporation, partnership, joint venture, limited liability company, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer, manager, or employee of the Corporation or of such other corporation, partnership, joint venture, limited liability company, trust or other enterprise or by reason of any past or future action taken or not taken in his capacity as such director, officer, manager, or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided that a determination is made by the Corporation in accordance with Delaware law that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation or at least not opposed to the best interests of such other corporation, partnership, joint venture, limited liability company, trust or other enterprise, as the case may be, and, in addition, in any criminal action or proceedings, had reasonable cause to believe his conduct was lawful or no reasonable cause to believe that his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the standard of conduct described in the previous sentence. Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to the Corporation or such other corporation, partnership, joint venture, limited liability company, trust or other enterprise, as the case may be, for or based upon the director, officer or employee having gained in fact any personal profit or advantage to which he was not legally entitled; (b) as to amounts paid or payable to the Corporation for an accounting of profits in fact made from the purchase or sale of securities of the corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provisions.

IN WITNESS WHEREOF, Flagship Holdings, Inc. has caused this Amended and Restated Certificate of Incorporation to be duly executed by its duly authorized officer this [___] day of June [___], 2006.

/s/ Fred F. Nazem

Fred F. Nazem
Chief Executive Officer and Chairman

PROXY

FINITY HOLDINGS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
SPECIAL MEETING OF STOCKHOLDERS
To Be Held on June 27, 2006

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Fred Nazem or any of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of Common Stock of the Company which the stockholder(s) would be entitled to vote on all matters which may come before the Special Meeting of Stockholders to be held at 10:00 a.m., local time, at the offices of Flagship Patient Advocates, Inc., 432 Park Avenue South, 13th Floor, New York, New York 10016.

This proxy will be voted in accordance with the instructions indicated on the reverse side of this card. If no instructions are given, this proxy will be voted FOR the proposals and in the proxies’ discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

(To Be Signed on Reverse Side.)
---------------------------------------------------------------------------------------------------------------------------------------------------
Please date, sign and mail your proxy card in the
envelope provided as soon as possible.
â Please detach along perforated line and mail in the envelope provided. â

FOR THE MATTER SET FORTH BELOW, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MATTERS SUBMITTED. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE INK AS SHOWN HERE ☒

1.	PROPOSAL TO APPROVE THE REVERSE STOCK SPLIT.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	PROPOSAL TO APPROVE THE SHARE AUTHORIZATION.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	PROPOSAL TO APPROVE THE NAME CHANGE.

☐ FOR ☐ AGAINST ☐ ABSTAIN

And upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.